                                      LEASE

                                 BY AND BETWEEN

                      500 TEXAS AVENUE LIMITED PARTNERSHIP,

                         a Maryland Limited Partnership

                                       And

                BAYOU PLACE PERFORMANCE HALL GENERAL PARTNERSHIP,

                           a Texas General Partnership

      THIS LEASE (this "Lease") made this ______ day of June, 1997, by and between 500 TEXAS AVENUE LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), and BAYOU PLACE PERFORMANCE HALL GENERAL PARTNERSHIP, a Texas corporation ("Tenant");

      WITNESSETH THAT, in consideration of the rents, covenants and agreements hereinafter set forth, such parties enter into the following agreement:

                                    ARTICLE I

                            EXHIBITS AND DEFINITIONS

Section 1.1 Exhibits

      The exhibits listed below and attached to this Lease are incorporated herein by this reference:

      EXHIBIT "A"    Site plan depicting the project intended by Landlord to be initially developed as an entertainment center on the Property (such project, including the Property, are hereinafter called the "Project", however, the parties hereto recognize that the Project does not include the parking garage that is commonly known as the "Civic Center
                     Garage" which is presently owned and operated by the City and which is located below grade on the Property and property adjacent to the Property).

      EXHIBIT "B"    Legal description of land underlying the Project (the
                     "Property")

      EXHIBIT "C"    Rules and Regulations applicable to Tenant

      EXHIBIT "D"    Forms of Non-Disturbance Agreement

Section 1.2 Definitions

      For purposes of this Lease, the following terms shall have the following meanings:

            Arbitration Notice. As defined in Article XX hereof.

            Additional Rent. All amounts required or provided to be paid by Tenant under this Lease other than Minimum Annual Rent and Percentage Rent.

            Affiliates. As defined for purposes of the Securities Act of 1933, as amended.

            And/or - means any one or more of the items joined by such conjunction.

            Applicable Law. Means any duly adopted and enforceable law, statute, regulation, ordinance, resolution, code or order of any federal, state, county, district, municipality, city or other governmental entity and any order of any Court of competent jurisdiction that is applicable to the Project, the Premises, Landlord and/or Tenant (as the context may require), including, without limitation, the William-Steiger Occupational Safety and Health Act and the Americans with Disability Act. Whenever a provision of this Lease requires a party hereto to comply with Applicable Law, such party shall have the right to enjoy any grand-father or non-conforming use provisions that may apply to such Applicable Law.

            Breakpoint. As defined in Section 4.1 hereof.

            Casualty. As defined in Section 16.1 hereof.

            Control Area. The portions of the Common Areas adjacent to the Premises and cross-hatched on Exhibit A hereto.

            City. Means the City of Houston, Texas, acting in its capacity as Landlord under the Ground Lease.

            Commencement Date. As defined in Section 2.3 hereof.

            Condemnation. As defined in Section 17.1 hereof.

            Credit Card. As defined in Section 4.4 (a) hereof.

            Default Interest Rate. Means the lesser of (a) the maximum rate of interest payable by Tenant as permitted under Applicable Law and (b) an annual rate equal to two percent (2%) over the then current prime rate as published in the Wall Street Journal (or its successor).

            Excluded Personal Property. Any inventory, trade fixtures, machinery, equipment or other personal property, used or useful in Tenant's business owned by Tenant or third parties including, without limitation, sound and light equipment, acoustical wall coverings, seating, draperies, ticketing equipment, computer systems, video equipment, interior and exterior signage, cash registers and point-of-sale equipment and


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

concession stand equipment. The Excluded Personal Property does not include permanent improvements to the Premises, such as fixtures (as opposed to trade fixtures such as stage lighting), air conditioning equipment, plumbing, electrical wiring, curtain walls, storefronts, or other elements of the TALP Improvements (as that term is defined in the Ground Lease). During the Lease Term all permanent improvements made to the Premises by the Tenant shall remain the property of Tenant in accordance with the provisions of Section 10.2 hereof and, for purposes of determining the federal and/or state income tax liability of Tenant, Landlord and Tenant shall each take the position that all permanent improvements to the Premises made by Tenant are the property of Tenant (and, therefore, Tenant shall have the right, subject to applicable tax law, to depreciate same). Upon the termination of the Lease Term, the provisions of
Section 10.2 hereof shall control the disposition of such permanent improvements to the Premises made by Tenant.

            Extended Terms. As defined in Section 2.3 (b) hereof.

            Fiscal Year. Tenant's fiscal year of operations, currently January 1, to December 31. Tenant shall have the right, from time to time, after notice to Landlord, to select another consecutive twelve (12) month period as the Fiscal Year. In the event of a change in the Fiscal Year, the parties hereto shall make an equitable adjustment in the Breakpoint for any Fiscal Year that contains less than, or more than, twelve (12) full calendar months.

            Four-Wall-Deal. As defined in Section 4.4 (b) hereof.

            GAAP. Generally accepted accounting principles, applied on a consistent basis.

            Gross Sales. As defined in Section 4.4 (a) hereof.

            Ground Lease. Means that certain Lease and Development Agreement, dated November 8, 1991, between the City and Landlord, as amended by that certain First Amendment to Lease and Development Agreement, dated May 24, 1996, between the City and Landlord and that certain Second Amendment to Lease and Development Agreement and Angelika Parking Rights Agreement, dated April 28, 1997, by and among the City, Landlord and Angelika Houston, Inc. The term Ground Lease, for purposes of this Lease, shall also include each amendment to the Ground Lease entered into after the date hereof that does not materially adversely affect any of the rights of Tenant hereunder (or if such amendment contains provisions that materially adversely affect any of the rights of Tenant hereunder, the term Ground Lease shall include those provisions of such amendment that do


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

not materially adversely affect the rights of Tenant hereunder). In addition, in the event that an amendment to the Ground Lease entered into after the date hereof materially adversely affects any of the rights of Tenant hereunder, such amendment shall nevertheless be considered part of the Ground Lease for purposes of this Lease if such amendment has been consented to and/or approved by Tenant in writing (which consent Tenant shall not be obligated to provide). Landlord shall promptly provide Tenant with a true and correct copy of each amendment to the Ground Lease entered into after the date hereof.

            Intended Use. Means the use of the Premises as a performance hall for the presentation of live musical performances, live theatrical performances and other entertainment events and the selling of food, beverages, and merchandise typically sold at such facilities and, as an incidental use, the use of the Premises as a catering facility and function room. The term "Intended Use" also includes (A) all other forms of entertainment which make use of places of public assembly, (other then cinema auditoriums), which uses may, but need not necessarily, include the presentation of both live and pre-recorded entertainment (other then motion pictures), broadcast entertainment, interactive entertainment, lectures, meetings, conventions and educational presentations,
(B) the operation of a box office for the sale of admissions to events to be held at other venues, and (C) the offering of entertainment related merchandise such as books, periodicals, videos, audio recordings, computer software and such products as may evolve from, augment or supersede such products.

            Landlord's Work. As defined in Section 3.1 hereof.

            Landlord's Mortgage. Any deed of trust, mortgage or other security interest granted by Landlord that encumbers the leasehold estate created by the Ground Lease and the other rights of Landlord under the Ground Lease.

            Landlord's Mortgagee. The holder or beneficiary of any assignment, lien, security interest or other security encumbrance encumbering, mortgaging and assigning to such holder or beneficiary the leasehold estate created by the Ground Lease and the other rights of Landlord under the Ground Lease and under the easements and agreements executed by Landlord and the City in connection with the Ground Lease.

            Lease. This lease and all amendments hereof and supplements hereto.

            Lease Term. As defined in Section 2.3 hereof.


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            Lease Year. As defined in Section 2.4 hereof.

            Minimum Annual Rent. As defined in Section 4.1 (a) hereof.

            Percentage Rent. As defined in Section 4.1 (b) hereof.

            Premises. Means that certain portion of the Project that contains approximately Fifty-Nine Thousand Two Hundred Thirty-Three (59,233) square feet of space distributed as follows: (i) approximately Thirty Thousand Nine Hundred Twenty-Eight (30,928) square feet of contiguous first floor space, (ii) approximately Nineteen Thousand Five Hundred Forty-Eight (19,548) square feet of contiguous second floor space, which includes an intermediate floor of approximately One Thousand Seven Forty (1,740) square feet of contiguous floor space, and (iii) approximately Eight Thousand Seven Hundred Fifty-Seven (8,757) square feet of storage space located below Bagby Street. The first and second floor areas are adjacent to Bagby Street, and bound by Capital Street and Texas Avenue, Houston, Texas. The Premises (with the exception of the intermediate floor) is outlined in red on Exhibit A. The Premises includes the non-exclusive mutual and reciprocal rights and easements to use the Common Areas from time to time located on the Property as provided herein.

            Project. As defined in Section 1.1 hereof.

            Project Floor Area. As defined in Section 2.1 (b) (ii). In the event the Project is modified, Landlord shall have the right to modify the Project Floor Area (subject to the restrictions contained in this Lease) by providing Tenant with a notice of such modification, which modification shall be accompanied by a certification of such adjusted Project Floor Area that was prepared by Gensler Architects, or such other architect selected by Landlord and reasonably acceptable to Tenant, and that is addressed to Tenant.

            Property. As defined in Section 1.1 hereof.

            Rent. The term Rent shall include all monetary obligations payable by Tenant hereunder, including without limitation Minimum Annual Rent, Percentage Rent, Tenant's pro rata share of Taxes and Common Area Costs, and Additional Rent.

            Required Completion Date. As defined in Section 2.3 (a) hereof.

            Restoration. As defined in Section 16.1 hereof.


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

            Tenant Mortgage. As defined in Section 15.1(a) hereof.

            Tenant Mortgagee. The holder or beneficiary of any assignment, lien, security interest or other security encumbrance encumbering, mortgaging and assigning to such holder or beneficiary the leasehold estate created by this Lease and the other rights of Tenant under this Lease and under the easements and agreements executed by Tenant and Landlord in connection with this Lease that has first priority (i.e., holds a first priority lien on Tenant's interests in this Lease).

            Tenant's Work. As defined in Section 3.2 hereof.

                                   ARTICLE II

                                PREMISES AND TERM

Section 2.1  Premises/ Measurement of Floor Areas

      (a) Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Premises.

      (b) Within sixty (60) days of the date hereof, Landlord shall deliver to Tenant a certificate from Gensler Architects stating the Premises Floor Area, and the Project Floor Area.

      (i) For purposes of determining the Premises Floor Area, the number of square feet contained in that portion of the interior of the Project constituting the Premises (exclusive of that part of the Premises located beneath Bagby Street) shall be measured (A) with respect to the front and rear width thereof, from the exterior face of the adjacent exterior or corridor wall or, if none, from the center of the demising partition, to the opposite exterior face of the adjacent exterior or corridor wall or, if none, to the center of the opposite demising partition, and (B) with respect to the depth thereof, from the exterior face of the adjacent exterior or corridor wall or, if none, from the center of the demising partition to the exterior face of the rear exterior wall, or corridor wall, or, if neither, to the center of the rear demising partition; and in no case shall there be any deduction for columns or other structural elements within any the Premises.

      (ii) The Project Floor Area shall be measured and determined using the same methodology utilized in the determination of Premises Floor Area, except that the term "Premises" utilized in Section 2.1 (b) (i) shall be deemed to mean the premises of each leaseable space in the Project, but shall not include Common Areas. Project Floor Area shall not


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

      include any portion of the Project that is located below Bagby Street.

Section 2.2 Roof and Walls

      Subject to Tenant's rights under Section 10.1 hereof concerning Tenant's signage and the last sentence of this Section 2.2, Landlord shall have the exclusive right to use all or part of the roof of the Premises and the exterior side and rear walls of the Premises for purposes of carrying out its obligations under this Lease, including, without limitation, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, repairing and replacing pipes, ducts, conduits and wires leading through, to or from the Premises and serving other parts of the Project in locations which, in Tenant's reasonable judgment, do not materially adversely interfere with Tenant's use of the Premises. Tenant shall have no right whatsoever in the exterior of exterior walls, including the roof or any structural portions of the Premises, except as required in connection with the completion of Tenant's Work (as hereinafter defined) in accordance with the provisions of Article III hereof and except in accordance with Tenant's signage rights. Landlord shall have the right to place signage on the exterior walls of the Premises and the roof of the Premises (and grant signage rights to others in connection with such areas), provided that Tenant`s signage rights hereunder are not materially adversely affected.

Section 2.3 Lease Term

      (a) The term of this Lease (hereinafter the "Lease Term") shall commence upon the earlier of: (i) November 15, 1997 (the Required Completion Date), and
(ii) the day on which Tenant initially opens the Premises for business to the public, the applicable date being hereinafter the "Commencement Date". The term of this Lease shall end on the last day of the tenth (10th) Lease Year (as hereinafter defined) after the Commencement Date unless sooner terminated as herein provided or unless extended as provided in Section 2.3 (b) below.

      (b) Landlord hereby grants Tenant one (1) option to extend the Lease Term for one five (5) year period (the "Extended Term"); provided (i) at the date of the exercise of such option and on the first day of the Extended Term this Lease is in full force and effect, and (ii) an uncured Event of Default does not exist on the first day of the Extended Term. Tenant shall exercise such option to extend by giving Landlord notice of its intention to extend not less than twelve
(12) months prior to the expiration of the then current Lease Term. During the Lease Term, as extended by the Extended Term, the terms, covenants, and conditions of this Lease shall apply, except that Tenant shall


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only have one (1) option to extend the Term and if Tenant utilizes such option, it will not have additional options. The Extended Term shall commence on the day immediately succeeding the expiration date of the next preceding term and shall end, unless sooner terminated, at midnight on the day immediately preceding the fifth (5th) anniversary of the first day of such term. "Lease Term" shall include the initial approximately ten (10) year term of this Lease and the properly exercised Extended Term. Time shall be of the essence with respect to this Section 2.3(b).

Section 2.4 Lease Year, Defined

      "Lease Year," as used herein, means a period of twelve (12) consecutive months during the Lease Term commencing each January 1 and ending each December 31; provided, however, the first Lease Year shall mean that portion of the Lease Term in excess of a calendar year commencing on the Commencement Date and ending on December 31, 1998.

                                   ARTICLE III

                          LANDLORD'S AND TENANT'S WORK

Section 3.1 Landlord's Work

      Landlord shall use its reasonable efforts to cause the Landlord's Work to be substantially completed by the earlier of November 15, 1997, or provided Tenant provides Landlord with reasonable advance notice of such date, the date that Tenant anticipates initially opening its business in the Premises to the public. The term Landlord's Work means the construction of the Control Area and the exterior walls of the Premises that face Bagby, Street, Capital Street and Texas Avenue (exclusive of wall penetrations, storefronts, ticket windows, bus parking areas, loading docks and doorways). Except as specifically set forth below and in the other provisions of this Lease (including Landlord's repair and maintenance obligations contained herein), Landlord shall have no further obligations with respect to the condition of the Premises, and, with the exception of the Landlord's Work described in this Section 3.1, Tenant acknowledges that it is taking the Premises in "as-is" condition. Landlord hereby represents and warrants that the Landlord's Work has been, or will be, completed in compliance with all Applicable Laws and in accordance with the plans and specifications for the Landlord's Work. Landlord shall install a grease trap in the Project for the use, in common, of the tenants of the Project, Tenant shall have the right to connect to such grease trap and utilize up to 5,000 gallons of its capacity.


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

Section 3.2 Tenant's Work

      (a) All work with respect to the Premises that is not provided in Section
3.1 hereof to be done by Landlord shall be performed by Tenant (hereinafter called "Tenant's Work") necessary to create a two level, first class, fully functional, performance hall with a capacity of approximately 2,800 spectators in a combination of portable and permanent seating (but not less than 2,500 spectators in a combination of portable and permanent seating). Tenant's Work shall include construction of the following items to the extent, and in the manner, provided for in the Tenant's Plans (as hereinafter defined): finished floors and finished ceilings, utility service hook-ups and distribution, construction of a performance stage, the installation of house lights and all life safety equipment and systems, the installation of a sound and lighting system that is appropriate for the use of the Premises as a first class live performance hall, the installation of any acoustic features selected by Tenant, the construction and installation of bathrooms, the construction of all doorways and exits, the construction of a box office, the construction of all appropriate "back of the house" facilities, such as a green room (or a space that is capable of being utilized as a green room), dressing rooms (with bathroom and shower facilities), bus parking areas, and loading docks and service areas, the construction of all appropriate "front of the house" facilities, such as sound board areas and lighting control boards, the construction of adequate storage areas, HVAC installation and distribution, sprinkler system installation, the construction of all interior partitions, finished walls, appropriate staircases and vertical transportation sufficient to serve the Premises, the installation of grease traps (at Tenant's election), service bar facilities and kitchen facilities, the installation of all interior and exterior signage, including a theater style marquee sign, the installation of all storefronts, fire exits and fire stairways, the construction of the demising wall of the Premises that is closest to Smith Street (including the construction of both sides of such demising wall, from the floor of the first floor of the Premises, to the underside of the roof of the Premises), the construction of a permanent riser system on the second floor of the Premises, the acquisition and installation of a portable riser system on the first floor of the Premises (at Tenant's election), the installation of a service elevator that connects the first and second floors of the Premises to the storage area of the Premises located beneath Bagby Street, and the acquisition and installation of the Excluded Personal Property. Tenant shall do and perform at its expense all Tenant's Work diligently and in accordance with the provisions herein.

      (b) Tenant's Work shall be performed in accordance with Applicable Law, to the end that the Premises is in material compliance with Applicable Law on the Commencement Date. In


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connection with the Premises: (i) Tenant shall, in accordance with Applicable
Law, satisfy and comply with, in all material respects, the requirements of (x) the Americans with Disabilities Act applicable to the Premises (including the regulations issued thereunder) and (y) the Texas Architectural Barriers Act applicable to the Premises (including the regulations issued thereunder), as each may be amended from time to time (except to the extent that such laws, regulations or amendments are not applicable to the Premises, or Tenant's operations thereat); and (ii) TENANT HEREBY INDEMNIFIES THE CITY AND LANDLORD FOR ANY AND ALL CLAIMS AND LIABILITIES ARISING OUT OF TENANT'S FAILURE TO SATISFY THE ABOVE DESCRIBED REQUIREMENTS (i.e., AMERICANS WITH DISABILITIES ACT AND TEXAS ARCHITECTURAL BARRIERS ACT).

Section 3.3 Tenant's Obligations Before Commencement Date

      (a) Tenant has retained Gensler Architects (the "Tenant's Architect") to prepare the Tenant's Schematic Plans and the Tenant Plans.

      (b) Prior to the date hereof, Tenant has delivered to Landlord, for informational purposes, a schematic layout of the Premises (the Tenant's Schematic Plans).

      (c) Within twelve (12) weeks after the date hereof, Tenant shall submit to Landlord one (1) reproducible set (sepia) and two (2) copies of plans and specifications, prepared by a registered architect or engineers, of all Tenant's Work to be done within the Premises (hereinafter the "Tenant's Plans") which shall substantially comply with Tenant's Schematic Plan. Landlord shall review Tenant's Plans in a timely manner and shall notify Tenant of any failures of Tenant's Plans to substantially comply with Tenant's Schematic Plan or to otherwise meet with Landlord's approval (which notice, if containing an objection, shall be reasonably detailed), which approval shall only be required in connection with any proposed roof cuts, or any proposed changes in the exterior facade, storefront, roof or structural portions of the Project and which approval shall not be unreasonably withheld, delayed or conditioned. In the event that Landlord does not object to the Tenant's Plans within ten (10) days after the date Landlord actually receives same from Tenant, the Tenant Plans shall be deemed approved by Landlord. Tenant shall within fifteen (15) days after receipt of any such notice of objection cause Tenant's Plans to be revised to the extent reasonably necessary to obtain Landlord's approval and resubmitted for Landlord's approval, which approval shall not be unreasonably withheld, delayed or conditioned. When Landlord has approved the original or revised Tenant's Plans (or is deemed to have approved same), at Tenant's request, Landlord shall initial and return one (1) set of approved Tenant's Plans to Tenant. Approval (or deemed approval) of plans and specifications by Landlord shall not constitute the assumption of any responsibility of Landlord for their accuracy or sufficiency, or compliance with applicable


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codes and Tenant shall be solely responsible for such plans and specifications.
Tenant shall not commence any of Tenant's Work until Landlord has approved (or is deemed to have approved) Tenant's Plans, unless prior approval by Landlord has been obtained in writing.

      (d) Tenant shall complete the Tenant's Work in substantial accordance with Tenant's Plans therein no later than the Required Completion Date.

      (e) On or before the Required Completion Date, Tenant shall install all merchandise and inventory in the Premises and shall open the Premises for business to the general public.

      (f) At the request of Landlord, Tenant (or its representative) shall attend construction meetings with representatives of Landlord and the City in connection with the undertaking and completion of the Tenant's Work. Tenant (or its representative) shall not be obligated to attend more then one (1) such meeting in any calendar month.

Section 3.4 Condition of Premises

      Tenant's opening of the Premises for business to the public shall be conclusive evidence of Tenant's acceptance thereof, including Landlord's Work, in good order and satisfactory condition, and in compliance with Landlord's obligations hereunder, except for (a) latent defects in any of the Landlord's Work, (b) any patent defects in the Landlord's Work (exclusive of punch list items of the Landlord's Work that are completed after the Required Completion
Date) of which Tenant notifies Landlord in writing no later than the ninetieth
(90th) day following the Required Completion Date, and (c) any patent defect in any punch list item of the Landlord's Work that is completed after the Required Completion Date of which Tenant notifies Landlord in writing no later than the ninetieth (90th) day following the completion of such punch list item.

Section 3.5 Construction Rules

      Tenant and Tenant's contractor, and their respective employees, contractors and agents shall fully comply with all reasonable and non-discriminatory rules and regulations of Landlord and/or Landlord's contractor concerning construction, staging and/or safety in connection with the undertaking and completion of the Tenant's Work that are provided to Tenant in writing. With the exception of life safety rules and regulations, no such rules and regulations shall be effective until five (5) business days after delivery to Tenant of a written notice setting forth such rules and regulations.


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

                                   ARTICLE IV

                                      RENT

Section 4.1 Minimum and Percentage Rent

      Tenant covenants and agrees to pay to Landlord, commencing on the Commencement Date, without notice, demand or set-off, at Landlord's address for notice (Landlord's and Tenant's notice addresses being the addresses specified in Section 25.7 hereof), as rent for the Premises, the following:

      (a) A Minimum Annual Rent of One Hundred Thousand and 00/100 Dollars ($100,000.00) per annum, payable in equal monthly installments of Eight Thousand Three Hundred Thirty-Three Dollars and 33/100 Dollars ($8,333.33) each, in advance upon the first day of each and every month commencing upon the calendar month which includes the Commencement Date and continuing thereafter through and including the last calendar month of the fifth (5th) Lease Year (such monthly installment being hereinafter called "Minimum Monthly Rent");

            A Minimum Annual Rent of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) per annum, payable in equal monthly installments of Twelve Thousand Five Hundred Dollars and 00/100 Dollars ($12,500.00) each, in advance upon the first day of each and every month commencing on the first day of the sixth Lease Year thereafter through and including the last calendar month of the tenth (10th) Lease Year (such monthly installment being hereinafter called "Minimum Monthly Rental"); and

            A Minimum Annual Rent of Two Hundred Thousand and 00/100 Dollars ($200,000.00) per annum, payable in equal monthly installments of Sixteen Thousand Six Hundred Sixty-Six Dollars and 67/100 Dollars ($16,666.67) each, in advance upon the first day of the each and every month commencing on the first day of the Extended Term and continuing thereafter through and including the last day of the Extended Term (such monthly installment being hereinafter called "Minimum Monthly Rental").

      (b) Commencing upon, the Commencement Date and continuing throughout the Lease Term and any renewals thereof, seven and one/half percent (7.5%) of Gross Sales in excess of the Breakpoint (the resulting figure hereinafter called "Percentage Rent"). The Breakpoint shall is equal to: $5,000,000.00 during each of Fiscal Years 1 through 10 of the Lease Term; and $6,000,000.00


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            during each of Fiscal Years 11 through 15 of the Lease Term.

Section 4.2 Miscellaneous Rent Provisions

      Any Rent or other amounts to be paid by Tenant which are not paid when due shall bear interest at the Default Interest Rate. If the Commencement Date is other than the first day of a month, Tenant shall pay on the Commencement Date a prorated partial Minimum Monthly Rent for the period prior to the first day of the next calendar month, and thereafter Minimum Monthly Rent payments shall be made not later than the first day of each calendar month.

Section 4.3 Percentage Rent, Records and Reports, Etc.

            (a) Percentage Rent. Percentage Rent shall be payable within ninety
(90) days after the expiration of each Fiscal Year. Percentage Rent for any partial Fiscal Year during the Lease Term, along with the applicable Breakpoint, shall be equitably pro-rated based upon the number of days elapsed in such partial Fiscal Year.

            (b) Tenant's Records.

            (i) Tenant shall prepare and keep at its home office (currently located in Houston, Texas) full, complete and proper books and source documents, in accordance with "GAAP", of the Gross Sales. Tenant shall preserve such records for at least three (3) years.

            (ii) Tenant agrees that it will furnish to Landlord, within ninety
(90) days after the expiration of each Fiscal Year (or partial Fiscal Year), a report showing in reasonable detail the amount of such Gross Sales made by Tenant from the Premises during the preceding Fiscal Year (or partial Fiscal Year, as the case may be), certified as true and complete by an officer of Tenant, such as Tenant's chief financial officer.

            (iii) Landlord shall have the right for a period of three (3) years after the end of each calender year, upon at least ten (10) days prior notice to Tenant, to audit the books and records of Tenant relating to the Premises for such calender year in order to verify any statement issued pursuant to this Subsection (b) with respect to such calender year. If such audit discloses that Gross Sales, as previously reported for the period audited were understated Tenant shall immediately pay to Landlord: (A) the additional Percentage Rent; and (B) if such underpayment was in excess of the greater of Five Thousand and 00/100 Dollars and two percent (2%) of the actual Gross Sales as disclosed by such audit, the cost of such audit. Landlord agrees that, absent a finding of a material discrepancy between the Gross Sales as reflected in such books and records and the Gross Sales reported by Tenant, Landlord shall not exercise this right of audit more than once in any given


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

three year period, and in no event more frequently than once for each Fiscal
Year.

            (iv) Tenant shall not later than the thirtieth (30th) day after the close of each calendar month, deliver to Landlord, for informational purposes, a written statement certified by Tenant showing, on a preliminary basis, Gross Sales made in such calendar month, and listing by category and amount all exclusions from Gross Sales. (In the event of a conflict between such monthly statements and the annual statement described in Section 4.3(b)(ii), such annual statement shall control.)

Section 4.4 Gross Sales Defined

            (a) Gross Sales. The term "Gross Sales" as used herein shall mean the entire amount of the actual sales price, whether for cash or otherwise for all sales of admissions to the Premises and/or sale of merchandise and/or concessions from the Premises, the proceeds to Tenant (or any subtenant or licensee of Tenant) of all coin or card operated devices, including telephones and video games, less amounts paid to the owners or operators of such devices and the proceeds to Tenant of all Four-Wall Deal income. Gross Sales shall be reduced, however, by, (i) any sums collected and paid out by Tenant for any sales, use, occupancy, excise or other tax imposed upon or collectable by Tenant (other than income taxes), (ii) any returned, exchanged or "pass" admissions to the Premises, (iii) monies and/or credits received by Tenant in the settlement of claims for loss of or damage to Tenant's merchandise or returns to shippers or manufacturers, (iv) sales to employees, (v) sales of fixtures, equipment, or property which are not stock in trade, by the owners or operators of such devices, (vi) tips collected by Tenant and paid to employees, and (vii) the actual fees paid by Tenant to performers or acts that perform in the Premises, and the costs of all services provided by Tenant to such performers or acts. There shall be deducted from Gross Sales the amount of any cash or credit refund from any sale made in or from the Premises, to the extent previously included in "Gross Sales" hereunder, and all fees or changes paid or discounts or credits given to any person issuing or servicing credit cards, debit cards or other non-cash means for the settlement of bills (a Credit Card) as a consequence of the completion of a sale transaction through the use, acceptance or debiting of such Credit Card. In the event Tenant determines to contract to a concessionaire or operator for the operation of any merchandise concession, food service or beverage facility or service in the Premises, Gross Sales will be limited to the proceeds received by Tenant from such concessionaire or operator.

            (b) Four-Wall-Deal Exclusions. Notwithstanding anything to the contrary set forth in this Lease, Gross Sales with respect to any Four-Wall-Deal (defined below), will be the amounts actually received by Tenant for the use of the Premises and not the gross receipts of any third party that is not an Affiliate of Tenant contracting for the Premises on a Four-Wall-Deal basis. As used herein, the term "Four-Wall-Deal" means any bona fide use of the Premises by a third party that is not an Affiliate of Tenant for attractions, events or as a meeting, lecture or convention hall for religious, civic, private, public or education purposes, provided such party contracts for the use of the Premises and such contract for use is for a limited duration). Tenant shall not use the Four-Wall Deal Exclusions as a means to minimize Percentage Rent.

Section 4.5   Real Estate Taxes

      (a) Definition. (i) Landlord shall pay or cause to be paid all Real Estate Taxes (as hereinafter defined) assessed or imposed upon the Project which become due or payable during the Lease Term. As used in this Section 4.5 the term "Real Estate Taxes" shall mean and include all real estate taxes, public and governmental charges and assessments, including all extraordinary or special assessments, taxes imposed pursuant to Section 23.13 of the Texas Tax Code, as amended, or any similar tax governing the taxation of leasehold interests, or assessments against any of Landlord's personal property now or hereafter located in and used with respect to the Project, all costs, expenses and reasonable attorneys' fees incurred by Landlord in contesting or negotiating with public authorities (Landlord having the sole authority to conduct such a contest or enter into such negotiations) as to any of the same and all sewer and other taxes and charges, but shall not include taxes on Tenant's business in the Premises, machinery, equipment, inventory or other personal property or assets of Tenant, Tenant agreeing to pay, before delinquency, all taxes upon or attributable to such items without apportionment (provided, however, Tenant shall have the right to delay payment of such taxes on such excluded items in connection with any bona fide appeal concerning such taxes).

      (b) Tenant's Share. Tenant shall pay to Landlord, as Additional Rent, Tenant's pro rata share of Real Estate Taxes which become due or payable during the Lease Term, such pro rata share to be prorated for periods at the beginning and end of the Lease Term which do not constitute full calendar months or years. Tenant's pro rata share of Real Estate Taxes shall be that portion of such Real Estate Taxes which bears the same ratio to the total Real Estate Taxes as the Premises Floor Area bears to the Project Floor Area.

      (c) Payment by Tenant. Tenant's pro rata share of Real Estate Taxes shall be paid annually within thirty (30) days after date Landlord provides Tenant with a statement setting forth in reasonable detail the Tenant's pro rata share of Real Estate Taxes together with copies of all tax bills received by the Landlord for the Project and evidence of the payment of such bills. The amount of any Taxes payable by the Tenant shall be calculated on the basis of all discounts which would have been available to the Landlord for early payment thereof, regardless of whether Landlord actually received such discount.

                                    ARTICLE V

                     PARKING AND COMMON AREAS AND FACILITIES

Section 5.1 Parking Areas

            (a) The Project does not include and, except as provided herein, Landlord shall not be obligated to provide any parking spaces or areas in connection with the use of the Premises.

            (b) Pursuant to the provisions of Section 5.13 of the Ground Lease, Landlord, Tenant and the other tenants of the Project are granted access on a nonexclusive basis to parking within the Garage (as that term is defined in the Ground Lease) on the same basis as such parking is available to the general public at the then published rates.

            (c) Pursuant to and subject to the provisions of Section 5.13 of the Ground Lease, Landlord is entitled to certain discounted employee parking rates for a certain number of parking spaces located in City owned parking facilities, designated by the City, that are within three (3) blocks of the Project. Landlord shall permit Tenant, at Tenant's expense, to utilize up to twenty-five
(25) of such employee parking spaces for use by Tenant's employees each day of the Lease Term. If Tenant elects to use all or any portion of such twenty-five
(25) employee parking spaces for its employees, then Tenant will use its reasonable efforts, with the assistance of Landlord, to arrange with the City to have bills sent directly to Tenant for the expenses and fees related to the use of such spaces by Tenant's employees, and Tenant shall pay all such expenses and fees promptly when due. If such an arrangement cannot be made with the City, and the City bills Landlord for the use of such spaces by Tenant's employees, Landlord shall pay such bill and provide Tenant with a copy of such bill. Tenant, as Additional Rent, shall, within twenty (20) days of receiving any such bill, pay Landlord the amount of such bill. In the event that Tenant fails to pay any such bill in the manner provided above, and such failure continues for ten (10) days after the date that Landlord provides Tenant with written notice of such failure, Landlord shall have the right, exercisable by notice to Tenant by Landlord at any time prior to the date that Tenant cures such failure, to terminate Tenant's rights under this Subsection 5.1 (c).

            (d) Pursuant to and subject to the provisions of the Ground Lease, Landlord has the right to utilize the Garage in connection with a valet parking operation that benefits the Project and that is operated by or for Landlord. In the event that Landlord elects to implement such a valet parking operation, the City is obligated, pursuant to and subject to the provisions of the Ground Lease to provide Landlord with a designated parking field in the Garage that contains up to 400 parking spaces for use by such valet parking operation. At Landlord's election, made from time to time, Landlord may implement a valet parking operation for the benefit of the Project. In the event that, from time to time, such a valet parking operation is not being operated for the benefit of the Project, Tenant, with Landlord's consent, which consent shall not be unreasonably withheld, shall have the right to operate, or cause others to operate, a valet parking operation at the Project for customers of the Project during the periods, or any portion of the periods, that such a valet parking operation is not being operated by or for Landlord. The days and hours of any such Tenant operated valet parking operation shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed; provided that Landlord hereby recognizes and acknowledges that any such Tenant operated valet parking operation will most likely be operated only on the days and during the times that a performance or event is being presented in the Premises by Tenant. Such Tenant operated valet parking operation shall be operated in a first class manner in accordance with reasonable rules and regulations of Landlord and the City at a location on the Property designated by Landlord and shall have the right, subject to the provisions of the Ground Lease, to utilize the parking field that the City is obligated to provide in the Garage. The operator of such Tenant operated valet parking operation shall carry liability and property insurance coverage that names the Landlord and the City as additional insureds. The type and amount of such insurance coverage shall be subject to the reasonable approval of Landlord. EXCEPT TO THE EXTENT OF ANY LIABILITY RESULTING FROM THE NEGLIGENCE OR WILFUL MISCONDUCT OF LANDLORD OR ANY OTHER PERSON INDEMNIFIED PURSUANT TO THE TERMS OF THIS SENTENCE, TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD AND THE CITY FROM AND AGAINST ANY AND ALL LIABILITY THAT MAY ARISE IN CONNECTION WITH SUCH TENANT OPERATED VALET PARKING OPERATION. When operating a valet parking operation at the Project, Tenant shall be solely responsible for all costs and fees of such operation, including parking fees due the City. Tenant shall, at Landlord's option, pay the City's parking fees to Landlord or directly to the City.

            (e) Under the Ground Lease, Landlord has the right to implement a parking validation program for the benefit of the Project that utilizes the Civic Center Garage as contemplated by Article XVI of the Ground Lease. In the event Landlord elects to establish such a program, and Tenant elects to participate in such program, Tenant shall fully cooperate with Landlord's efforts to establish such program. In the event that a parking validation program is established, Landlord shall use its reasonable efforts to cause the City to agree to bill Tenant directly for validated parking fees incurred by Tenant and/or its customers for the use of the parking validation program set forth in the Ground Lease. In the event that a parking validation program is established by Landlord at the Project, until such time as the City shall agree to bill the Tenant directly for validated parking fees for parking services utilized by Tenant and its customers, Landlord agrees to accept bills therefor from the City and to pay the same when due, and Tenant agrees to reimburse to Landlord any such amounts paid to the City by Landlord within ten (10) business days of written demand therefor from Landlord to Tenant (accompanied by a copy of the bill from the City and evidence of payment of such bill by the Landlord) (it being agreed that Landlord shall not be required to continue to make such payments to the City for so long as Tenant shall be in default of its obligation to reimburse Landlord for such payments and that if Tenant is in default of its payment obligations hereunder, Landlord shall have the right to immediately terminate such validation program).

Section 5.2 Common Areas

      All access roads and facilities furnished, made available or maintained by Landlord in the Project; to the extent provided by Landlord, truck ways, driveways, loading docks and delivery areas (not included in the Premises or other demised premises in the Project); the roof, walls and all structural portions of the Project, package pickup stations, elevators, escalators, pedestrian sidewalks, malls, courts and ramps, landscaped areas, retaining walls, stairways, bus stops, first-aid and comfort stations, lighting facilities, sanitary systems, and utility lines, water filtration and treatment facilities; and other areas and improvements provided by Landlord for the general use in common of tenants and their customers (all herein called "Common Areas") shall at all times be subject to the exclusive control and management of Landlord.

            Subject to the provisions of the next paragraph, Landlord shall have the right from time to time to: change or modify and add to or subtract from the sizes, locations, shapes and arrangements of entrances, exits and other Common Areas; add to or subtract from the buildings in the Project; and do and perform such other acts in and to the Common Areas as Landlord in its sole discretion, reasonably applied, deems advisable for the use thereof by tenants and their customers. Landlord may at any time close temporarily any Common Areas to make repairs or changes, prevent the acquisition of public rights therein, or for any other reasonable purposes.

            Landlord shall exercise Landlord's rights under this Section 5.2 in a manner that does not unreasonably and materially interfere with Tenant's business operations at the Premises. In addition, notwithstanding anything to the contrary contained in this Lease, Landlord shall not make any changes with respect to the Control Area, that materially and adversely affects pedestrian access to the Premises, or the visibility of the Premises or Tenant's permanently installed exterior signage without the prior written consent of Tenant, which may be withheld in Tenant's reasonable discretion. Alterations to the rest of the Common Areas may be made by Landlord.

Section 5.3 Use of Common Areas

      Landlord hereby grants to Tenant for Tenant's benefit and for the benefit of Tenant's successors, assigns, mortgagees, Tenant Mortgagees, subtenants, employees, agents, customers, licensees and invitees nonexclusive rights, licenses and easements on, over and across and for the use (free of charge) of the Common Areas (as same may be configured from time to time), including, without limitation, pedestrian sidewalks, directional signs, landscaping, lighting, storm drainage and common utility facilities, for the purposes for which they are provided and as reasonably needed on a temporary basis for construction of and repair to the Premises. Such grant shall be on a nonexclusive bases, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such rights or similar rights. Tenant shall not interfere with Landlord's or other tenants' rights to use any part of the Common Areas. Landlord acknowledges and agrees that Tenant's queue lines for Tenant's patrons may form within the Control Area from time to time.

Section 5.4 Loading Docks/Bus Docks

      As part of the Tenant's Work, Tenant is constructing a loading dock area and a bus parking area in the Common Areas along the Capital Street side of the Premises, between Column Lines 26 and 30. Tenant shall maintain such areas in first class condition during the term of the Lease. Tenant shall have the exclusive right to use such areas; provided, when Tenant is not utilizing such areas, Landlord and the other tenants of the Project shall have the right to utilize such areas on a non-exclusive basis, provided that such use does not interfere with Tenant's use of the Premises.

                                   ARTICLE VI

                      COST AND MAINTENANCE OF COMMON AREAS

Section 6.1 Expense of Operating and Maintaining the Common Areas

      (a) Provided that Tenant is not in default of any of its obligations hereunder beyond any applicable notice and/or cure period contained in this Lease, Landlord shall operate, manage, maintain and repair or cause to be operated, managed, maintained or repaired, the Common Areas of the Project to the end that the Common Areas are operated, maintained and repaired in good condition and repair, in a safe and sound condition, and clean and free of rubbish, debris, and other hazards to persons using the same in each case to the same standard expected of a first-class urban entertainment center located in the United States.

      (b) "Landlord's Common Area Costs" shall mean all reasonable and necessary costs of operating and maintaining the Common Areas and the Project in a manner deemed by Landlord appropriate for the best interests of the tenants of and other occupants in the Project and, in any event, consistent with Landlord's obligations under Section 6.1 (a) hereof. Included among the costs and expenses which constitute Landlord's Common Area Costs, but not limited thereto, shall be, at the option of Landlord, all costs and expenses of protecting, operating, managing (including reasonable attorneys' fees and other professional fees), repairing, replacing, decorating, renovating, repaving, lighting, cleaning, painting, insuring (including but not limited to fire and extended coverage and other insurance on the Common Areas and the Project, the costs of providing security to the Project, pest control at the Project, insurance protecting Landlord and the City against liability for personal injury, death and property damage, liquor liability and workers' compensation insurance), removing of snow, ice and debris, security and security patrol, fire protection, regulating traffic, inspecting, repairing, replacing, and maintaining of machinery and equipment used in the operation of the Common Areas, including heating, ventilating and air conditioning machinery and equipment that serve the Common Areas (but not costs associated with heating, ventilating and air conditioning machinery and equipment that serve a leaseable space in the Premises), trash storage and removal, including central trash compaction and removal equipment and services, cost and expense of inspecting, maintaining, repairing and replacing storm and sanitary drainage systems, sprinkler and other fire protection systems, electrical, gas, water, telephone and irrigation systems, cost and expense of maintaining, repairing and replacing the exterior of the buildings in the Project, including, but not limited to floors, roofs, skylights, escalators, elevators, walls, stairs and signs, cost and expense of installing, maintaining, repairing and replacing burglar or fire alarm systems, if installed, cost and expense of landscaping and shrubbery and expenses of utilities. Notwithstanding anything to the contrary contained herein, Landlord's Common Area Costs shall not include: (i) any rent payments made by Landlord to the City under the provisions of the Ground Lease (other than additional rent type payments, if any, made by Landlord to the City under the Ground Lease for services or materials provided by the City to Landlord and/or the Project that if provided directly by Landlord would constitute part of Landlord's Common Area Costs); (ii) Landlord's administrative and overhead costs incurred in connection with the Common Areas; and (iii) the depreciation of any part of the Common Area; but may include the cost of repairs to the Common Areas. Notwithstanding anything to the contrary contained herein, with regard to capital expenditures, for purposes of this
Lease: (i) Landlord shall not have the right to include any capital expenditures incurred during the first five (5) Lease Years of the Lease Term in connection with the Common Areas as part of the Landlord's Common Area Cost, and (ii) Landlord shall have the right to include capital expenditures incurred after the first five (5) Lease Years of the Lease Term in connection with the Common Areas, subject to the following limiting provisions:

      (A) each such capital expenditure must be amortized over the useful life and only the amortized portion of such capital expenditure attributable to a Lease Year shall be included in Landlord's Common Area Costs for such Lease Year; and

      (B) no capital expenditures may be included as a part of the Landlord's Common Area Costs unless such capital expenditure provides a benefit to the Premises and is reasonably necessary for the operation of the Project or the maintenance of the Project as a first class urban entertainment center.

Section 6.2 Tenant to Bear Pro Rata Share of Expenses

      (a) Tenant shall pay Landlord, in addition to all other amounts in this Lease provided, as Additional Rent, its proportionate share of Landlord's Common Area Costs for each Lease Year during the Lease Term. Tenant's proportionate share of any such Common Area Costs shall be that portion of such Common Area Costs which bears the same ratio to the total Common Area Costs for the Project as the Premises Floor Area bears to the Project Floor Area.

      (b) Tenant's share of Landlord's Common Area Costs shall be paid in monthly installments, in amounts reasonably estimated from time to time by Landlord, one (1) such installment being due on the first day of each month of each calendar year.

      (c) Within ninety (90) days after the end of each calendar year (and within ninety (90) days after the end of the Lease Term), Landlord shall provide Tenant with a statement (the "CAM Statement") setting forth in reasonable detail the total Landlord's Common Area Costs for such calendar year (or, at the beginning or end of the Lease Term, such partial calendar year) and Tenant's pro rata share thereof. If Tenant's pro rata share of Landlord's Common Area Costs for any calendar year exceeds the sum of the monthly installments of such costs paid by the Tenant during such calendar year, then Tenant shall pay the excess to Landlord within thirty (30) days after the CAM Statement is received by Tenant. If the sum of Tenant's monthly installments of such costs paid during any calendar year exceeds Tenant's pro rata share of Landlord's Common Area Costs for such calendar year, then Landlord shall pay the excess to the Tenant at the time it delivers the CAM Statement to Tenant.

      (d) Landlord agrees to keep in its main administrative offices (which on the date hereof are located at 300 Water Street, Baltimore, Maryland) records of Landlord's Common Area Costs. Such records shall be retained by the Landlord for not less than three (3) years after the expiration of the calendar year to which they relate. For purposes of permitting verification by the Tenant of the Landlord's Common Area Costs reported by Landlord, Tenant shall have the right for a period of three (3) years after the end of each calendar year, exercisable not more frequently than once in any twelve (12) month period for such calendar year, upon not less than ten (10) days' notice to Landlord, to audit and copy or cause to have audited and copied, Landlord's books and records with respect to Landlord's Common Area Costs. If such audit discloses that the CAM Statement has overstated Tenant's pro rata share of Landlord's Common Area Costs during a calendar year, then Landlord shall refund any overpayment made by Tenant for such calendar year and, in addition, if such overstatement (and resulting overpayment) for such calendar year is more than the greater of Five Thousand and 00/100 Dollars and two percent (2%), Landlord shall pay the costs of the Tenant's inspection or audit.

                                   ARTICLE VII

                             UTILITIES AND SERVICES

Section 7.1 Utilities

      Tenant shall not install any equipment which can exceed the capacity of any utility facilities serving the Project and if any equipment installed by Tenant after the Commencement Date requires additional utility facilities, the same shall be installed at Tenant's expense in compliance with all code requirements and plans and specifications which must be approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall be solely responsible for and shall promptly pay directly to the applicable utility companies all charges for use or consumption of sewer, gas, electricity, water, telephone, cable television and all other utility services with respect to the Premises. In the event that the electric utility industry in the State of Texas is at any time deregulated, Tenant shall have the right to purchase electric service from the provider of its choice (however, Tenant (or Tenant's utility provider of choice) shall be solely responsible for any costs associated with providing such electric service, such as new transformers or meters, if any).

Section 7.2 HVAC MAINTENANCE.

      Throughout the Lease Term Tenant shall, at the sole cost and expense of Tenant, maintain (and replace if necessary) the HVAC equipment located within or exclusively serving the Premises to the end that same is always in good condition and repair and in good operational condition. In order, to comply with its obligation under this Section 7.2 hereof, Tenant and its contractors shall have a right of access across the roof of the Premises; provided that Tenant promptly repairs any damage to the roof caused by such access.

                                  ARTICLE VIII

                          CONDUCT OF BUSINESS BY TENANT

Section 8.1 Use of Premises

      (a) Subject to the provisions of Sections 8.1 (b) and 8.2, the Premises shall be occupied and used by Tenant solely for the Intended Use. Tenant shall use only such minor portions of the Premises for storage and office purposes as are reasonably required in connection with the conduct by Tenant of the Intended Use in the Premises. Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose.

      (b) Subject to Applicable Law, Tenant shall have the right to offer for sale alcoholic beverages to its customers for consumption on the Premises. At Tenant's request, Landlord shall assist Tenant with any effort of Tenant to obtain a liquor license for Tenant's business in the Premises.

Section 8.2 Prohibited Uses

            (a) By Tenant. (i) Tenant shall not use or occupy the Premises, an adjacent or adjoining easement, roadway, street, sidewalk or alley, the Common Areas, or the Garage in a manner which would: (A) violate the terms of the Ground Lease, (B) make use of the Premises for any purposes other than that permitted in Section 8.1, (C) cause structural injury to the Premises, the Project, the Garage (or any part of any such improvements) or property adjacent to the Project, (D) violate any Applicable Law applicable to Tenant or to the Property, the Premises or Tenant's use thereof, or (E) unreasonably interfere (absent the receipt of appropriate governmental permits or authorizations) with the right of the public to use the public sidewalks adjacent to the Project. In addition, Tenant shall not utilize all or any part of the Premises for the sale or exhibition of unlawful pornographic materials, film or books or operate any sexually oriented business (such as a peep show, adult book store, or topless bar) that is regulated by local law applicable to the City, at large.

                        (ii) Tenant shall not operate, or permit others to operate all or part of the Premises for the exhibition of motion pictures in a public auditorium setting as the exhibition of motion pictures in a public auditorium setting in the United States may evolve after the date hereof.

                        (iii) Tenant shall not operate, or permit others to operate, all or part of the Premises as a micro-brewery.

                        (iv) Tenant shall not operate, or permit others to operate, all or part of the Premises as a billiard's hall or from locating in the premises on a permanent basis more then one billiard's table for every 4,000 square feet of Premises Floor Area.

            (b) By Others. Provided Tenant is not in default of any of its obligations under this Lease beyond any applicable notice and/or cure period,
Landlord: (i) shall include in any lease executed by Landlord after the date hereof for any part of the Project or any part of any project located on the site of the West Hall of the former Albert Thomas Convention Center a prohibition that prevents the tenant thereunder from operating its premises in the Project (or any project located on the site of the West Hall) as a performance hall for Broadway style theatrical performances or as a performance hall for live, amplified, popular music performances: (A) with an actual indoor seating capacity of more than four hundred (400) customers; and (B) with reserve seating or advance ticket sales (e.g, the ability of the general public to purchase tickets at least one (1) day in advance of a scheduled show); and (ii) shall not execute any amendment to any Lease for the Project or any project located on the site of the West Hall that would permit the tenant thereunder from operating its premises in the Project (or such project on the West Hall) as a performance hall for Broadway style theatrical performances or live, amplified, popular music performances: (A) with an actual indoor seating capacity of more than four hundred (400) customers; and (B) with reserve seating or advance ticket sales (e.g, the ability of the general public to purchase tickets at least one (l) day in advance of a scheduled show). The above prohibition, if inserted into another tenant's lease, shall not prohibit the utilization by such tenant of its premises in the Project (or any project in the West Hall) for the presentation of Broadway style theatrical performances or live, amplified, popular music performances so long as such premises: (A) is not primarily perceived or operated as a performance hall for Broadway style theatrical performances or live popular music performances with reserve seating or advance ticket sales (e.g, the ability of the general public to purchase tickets at least one (1) day in advance of a scheduled show) and (B) has an actual indoor seating capacity of less than four hundred and one (401) customers.

      The following examples are given for illustrative purposes to assist in the interpretation of this Paragraph 8.2 (b):

            (i) The above prohibition, if inserted into another tenant's lease, shall not prevent a tenant of the Project (or any project on the site of the "West Hall") that operates a restaurant, such as a bar-b-que restaurant, from scheduling weekly live blues performances, even if such restaurant has advanced ticket sales and reserve seating; provided that the actual indoor seating capacity of such restaurant is less than four hundred and one (401) customers.

            (ii) The above prohibition, if inserted into another tenant's lease, shall not prevent a tenant of the Project (or any project on the site of the "West Hall") that operates a jazz nightclub or bar from hosting live jazz music performances and other types of live music performances that are appropriate for first class jazz music nightclub venues, even if such club or nightclub has advanced ticket sales and reserve seating; provided that the actual indoor seating capacity of such nightclub or bar is less than four hundred and one (401) customers.

            (iii) The above prohibition, if inserted into another tenant's lease, shall not prevent a tenant of the Project (or any project on the site of the "West Hall") that operates a nightclub or a bar in the Project that may or may not charge a cover charge (but excluding any advanced ticket sales), from having a house band perform at its premises or from presenting, from time to time, free live music performances in its premises.

            (iv) The above prohibition, if inserted into another tenant's lease, shall not prevent a tenant of the Project (or any project on the site of the "West Hall") from operating its premises as a comedy based improvisational style theater or as a comedy club, even if such theater or club has advanced ticket sales and reserve seating; provided that the actual indoor seating capacity of such nightclub or bar is less than four hundred and one (401) customers.

Landlord shall use its reasonable efforts to enforce any such prohibition in any such lease; provided, however, that Landlord may but shall not be obligated to file suit to enforce any such prohibitions; and provided further, however, that at the request of Tenant, and at the sole cost and expense of Tenant, Landlord shall seek the imposition of a court ordered injunction against any tenant of the Project whose lease contains such a prohibition and who violates such prohibition. Landlord shall have the right to terminate such a lawsuit if its costs are not paid promptly by Tenant. Tenant shall also have the right, at its sole cost and expense, to seek the imposition of such a court ordered injunction, and Tenant's activities in seeking such an injunction shall be deemed to be included within the matters for which Tenant has agreed to save harmless, indemnify and defend Landlord and the City pursuant to Section 11.5 hereof.

Section 8.3 Prompt Occupancy and Use

      On the Commencement Date, Tenant shall open and operate its business in the Premises in compliance with the provisions of Sections 8.1 and 8.4 hereof. During the Lease Term, Tenant shall maintain a staff, shall continuously pursue the booking of concerts, events and shows for presentation in the Premises, and shall use its reasonable efforts to present at least seventy-five (75) concerts, events and/or shows in the Premises during each Lease Year. Notwithstanding the previous sentence, Landlord recognizes and agrees that Tenant shall have the sole and exclusive right to determine the number of concerts, events and shows presented in the Premises and that Tenant shall not be deemed to be in default of any of its obligations under this Lease as a result of the failure of Tenant to present at least seventy-five (75) concerts, events and shows in the Premises during any Lease Year.

Section 8.4 Conduct of Business

      Tenant's business at the Premises shall initially be conducted under the trade name "The Theater at Bayou Place. At any time thereafter, Tenant shall have the right to change such trade name to another trade name selected by Tenant; provided Tenant provides Landlord with at least seven (7) days prior notice of such new trade name. Tenant shall comply with Landlord's reasonable directives concerning traffic and crowd control.

Section 8.5 Operation by Tenant

      Tenant covenants and agrees that it will: not place or maintain any merchandise, vending machines or other articles outside the Premises; store garbage, trash, rubbish and other refuse in rat-proof and insect-proof containers inside the Premises, and remove the same frequently and regularly and, if directed by Landlord, by such means and methods and at such times and intervals as are reasonably specified by Landlord, all at Tenant's expense; not permit any sounds to escape from the Premises which would result in a material and adverse interference with the business operations of the other tenants in the Project or permit any advertising medium visible outside of the Premises (except in compliance with the provisions of Section 10.1 hereof); keep all mechanical equipment reasonably free of vibration and noise and in good working order and condition; not commit or permit waste or a nuisance upon the Premises; not permit or cause odors to emanate or be dispelled from the Premises to the extent same violates Applicable Law, becomes a nuisance, or materially adversely interferes with the use and enjoyment of any other tenant of Landlord of such tenant's premises in the Project; not permit the loading or unloading or the parking or standing of delivery vehicles outside any area designated therefor, nor permit any use of vehicles which will interfere with the use of any Common Areas; not permit any noxious, toxic or corrosive fuel or gas, dust, dirt or fly ash on the Premises; and not place a load on any floor in the Project which exceeds the floor load per square foot which such floor was designed to carry.

Section 8.6 Painting, Decorating, Displays, Alterations

      Tenant shall not make any exterior or structural alterations to the Premises or roof cuts to the roof of the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned; provided, such alterations or roof cuts do not materially adversely impair the value of the Project, invalidate or void any applicable warranties, or materially adversely affect the operations of any other occupants of the Project. Tenant shall have the right, without Landlord's consent, to make or cause to be made such interior alterations, additions or improvements to the Premises as Tenant shall desire; provided same does not materially adversely impair the value of the Premises (the reconfiguration of auditoriums, the combination of auditoriums and the dividing of auditoriums shall not be deemed to impair the value of the Premises) or materially adversely affect the operations of any other occupants of the Project. All such alterations, additions and improvements shall be completed in a good and workmanlike manner, and shall be constructed in accordance with all Applicable Law, in a manner so as not to structurally impair the Premises and the Project, and in compliance with Section 10.3 hereof. Tenant shall cause its contractors to comply with the insurance provisions of this Lease. Tenant shall provide Landlord with a complete set of plans and specifications for any alterations or roof cuts that require the Landlord's consent at least thirty (30) days prior to the date that Tenant anticipates commencing such work. Landlord's receipt, review and possible approval of such plans and specifications shall not be construed to constitute a representation or warranty by Landlord as to compliance with Applicable Law, as to the structural, engineering or other design depicted in such plans and specifications or as to the quality or fitness of any materials used. In the event that Tenant requires a staging area in order to undertake and complete any alterations to the Premises that it is permitted to undertake hereunder, such areas, and the rules for their use, shall be mutually acceptable to Landlord and Tenant;

provided that no such staging area shall unreasonably impede the use of the Project or by any of the other occupants thereof. Tenant may remove, modify, or alter walls dividing auditoriums within or otherwise dividing the internal areas of the Premises without Landlord's consent.

Section 8.7 Emissions and Hazardous Materials

      (a) Landlord hereby represents and warrants to Tenant that the City has provided Landlord with a certification that the Property, and the improvements constructed thereon, does not contain any Hazardous Materials (as that term is defined below). Landlord represents and warrants to Tenant that, on the date of this Lease, the Property, and the improvements constructed thereon, does not contain any Hazardous Materials.

      (b) Tenant shall not cause or permit, knowingly or unknowingly, any Hazardous Material (as that term is hereinafter defined) to be brought or remain upon, kept, used, discharged, leaked, or emitted in or about, or at the Premises or the Project, provided however, that Tenant shall have the right, in accordance with Applicable Law, to utilize products that may constitute Hazardous Materials in connection with the ordinary operation of its business in the Premises, such as cleaning solvents utilized in connection with Tenant's regular maintenance operations at the Premises and lubricants utilized in connection with the maintenance of Tenant's projection equipment utilized in the Premises. As used in this Lease, "Hazardous Material(s)" shall mean any hazardous, toxic or radioactive substance, material, matter of waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. ss. 9601 et seq., and the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. ss. 6901 et seq. Tenant shall obey and adhere to any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements (including but not limited to CERCLA and RCRA which in any way regulate, govern or impact Tenant's possession, use, storage or disposal of said Hazardous Material(s). In addition, Tenant represents and warrants to Landlord that (1) Tenant shall apply for and remain in compliance with any and all necessary federal, state or local permits in regard to Hazardous Materials; (2) Tenant shall report to any and all applicable governmental authorities any release of reportable quantities of any Hazardous Material(s) as required by any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements; (3) Tenant, within five

(5) days of receipt, shall send to Landlord a copy of any notice, order, inspection report, or other document issued by any governmental authority relevant to the Tenant's compliance status with environmental or health and safety laws; and, (4) Tenant shall remove from the Premises all Hazardous Materials at the termination of this Lease to the extent caused by Tenant or any of its employees, contractors, licensees or invitees.

      IN ADDITION TO, AND IN NO WAY LIMITING, TENANT'S DUTIES AND OBLIGATIONS AS SET FORTH IN SECTION 11.5 OF THIS LEASE, SHOULD TENANT BREACH ANY OF ITS DUTIES AND OBLIGATIONS AS SET FORTH IN THIS SECTION 8.7 OF THIS LEASE, OR IF TENANT OR ANY CONTRACTOR, AGENT, EMPLOYEE OR SUBTENANT OF TENANT BRINGS ANY HAZARDOUS MATERIAL(S) ONTO THE PREMISES THAT RESULTS IN CONTAMINATION OF THE PREMISES, THE PROJECT, THE PROPERTY, ANY LAND OTHER THAN THE PROPERTY, THE ATMOSPHERE, OR ANY WATER OR WATERWAY (INCLUDING GROUNDWATER), OR IF CONTAMINATION OF THE PREMISES OR THE PROJECT BY ANY HAZARDOUS MATERIAL(S) OTHERWISE OCCURS AS A RESULT OF THE ACTIONS OF TENANT AND/OR TENANT'S SUBTENANTS, AGENTS, EMPLOYEES OR CONTRACTORS, TENANT SHALL INDEMNIFY, SAVE HARMLESS AND, AT LANDLORD'S OPTION AND WITH ATTORNEYS APPROVED IN WRITING BY LANDLORD, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED, DEFEND LANDLORD, AND ITS CONTRACTORS, AGENTS, EMPLOYEES, PARTNERS, OFFICERS, DIRECTORS, THE CITY AND LANDLORD'S MORTGAGEES, IF ANY, FROM ANY AND ALL CLAIMS, DEMANDS, DAMAGES, EXPENSES, FEES, COSTS, FINES, PENALTIES, SUITS, PROCEEDINGS, ACTIONS, CAUSES OF ACTION, AND LOSSES OF ANY AND EVERY KIND AND NATURE (INCLUDING, WITHOUT LIMITATION, DIMINUTION IN VALUE OF THE PREMISES OR THE PROJECT, DAMAGES ARISING FROM ANY ADVERSE IMPACT ON MARKETING SPACE IN THE PROJECT, AND REASONABLE SUMS PAID IN SETTLEMENT OF CLAIMS AND FOR REASONABLE ATTORNEY'S, CONSULTANT'S, AND EXPERT'S FEES (PROVIDED THAT TENANT SHALL NOT BE OBLIGED TO REIMBURSE SUCH FEES TO THE EXTENT THAT TENANT IS PROVIDING A DEFENSE UNDER THIS LEASE), WHICH MAY ARISE DURING OR AFTER THE LEASE TERM OR ANY EXTENSION THEREOF AS A RESULT OF SUCH CONTAMINATION). THIS INCLUDES, WITHOUT LIMITATION, COSTS AND EXPENSES, INCURRED IN CONNECTION WITH ANY INVESTIGATION OF SITE CONDITIONS OR ANY CLEANUP, REMEDIAL, REMOVAL OR RESTORATION WORK REQUIRED BY ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL AGENCY OR POLITICAL SUBDIVISION BECAUSE OF THE PRESENCE OF HAZARDOUS MATERIAL(S) ON OR ABOUT THE PREMISES OR THE PROJECT WHICH WAS PLACED THERE BY TENANT AND/OR TENANT'S SUBTENANTS, AGENTS, CONTRACTORS OR EMPLOYEES. WITHOUT LIMITING THE FOREGOING, IF THE PRESENCE OF ANY HAZARDOUS MATERIAL(S) ON OR ABOUT THE PREMISES OR THE PROJECT CAUSED OR PERMITTED BY TENANT RESULTS IN ANY CONTAMINATION OF THE PREMISES OR THE PROJECT, TENANT SHALL, AT ITS SOLE EXPENSE, PROMPTLY TAKE ALL ACTIONS AND EXPENSE AS ARE NECESSARY TO RETURN THE PREMISES AND/OR THE PROJECT TO THE CONDITION EXISTING PRIOR TO THE INTRODUCTION OF ANY SUCH HAZARDOUS MATERIAL(S) TO THE PREMISES OR THE PROJECT; PROVIDED, HOWEVER, THAT LANDLORD'S APPROVAL OF SUCH ACTIONS WITH RESPECT TO ANY PORTION OF THE PROJECT OTHER THAN THE PREMISES SHALL FIRST BE OBTAINED IN

WRITING, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED.

      (c) IF LANDLORD OR ANY CONTRACTOR, AGENT, OTHER TENANT, OR EMPLOYEE OF LANDLORD BRINGS ANY HAZARDOUS MATERIAL(S) ONTO THE PREMISES THAT RESULTS IN CONTAMINATION OF THE PREMISES, THE PROJECT, THE PROPERTY, ANY LAND OTHER THAN THE PROPERTY, THE ATMOSPHERE, OR ANY WATER OR WATERWAY (INCLUDING GROUNDWATER), OR IF CONTAMINATION OF THE PREMISES OR THE PROJECT BY ANY HAZARDOUS MATERIAL(S) OTHERWISE OCCURS AS A RESULT OF THE ACTIONS OF LANDLORD AND/OR LANDLORD'S AGENTS, EMPLOYEES, OTHER TENANTS, OR CONTRACTORS, LANDLORD SHALL INDEMNIFY, SAVE HARMLESS AND, AT TENANT'S OPTION AND WITH ATTORNEYS APPROVED IN WRITING BY TENANT, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED, DEFEND TENANT, AND ITS CONTRACTORS, AGENTS, EMPLOYEES, PARTNERS, OFFICERS, DIRECTORS, AND TENANT MORTGAGEE, IF ANY, FROM ANY AND ALL CLAIMS, DEMANDS, DAMAGES, EXPENSES, FEES, COSTS, FINES, PENALTIES, SUITS, PROCEEDINGS, ACTIONS, CAUSES OF ACTION, AND LOSSES OF ANY AND EVERY KIND AND NATURE (INCLUDING, WITHOUT LIMITATION, DIMINUTION IN VALUE OF THE PREMISES, AND REASONABLE SUMS PAID IN SETTLEMENT OF CLAIMS AND FOR REASONABLE ATTORNEY'S, CONSULTANT'S, AND EXPERT'S FEES (PROVIDED THAT LANDLORD SHALL NOT BE OBLIGATED TO REIMBURSE SUCH FEES TO THE EXTENT THAT LANDLORD IS PROVIDING A DEFENSE UNDER THIS LEASE), WHICH MAY ARISE DURING OR AFTER THE LEASE TERM OR ANY EXTENSION THEREOF AS A RESULT OF SUCH CONTAMINATION). THIS INCLUDES, WITHOUT LIMITATION; COSTS AND EXPENSES, INCURRED IN CONNECTION WITH ANY INVESTIGATION OF SITE CONDITIONS OR ANY CLEANUP, REMEDIAL, REMOVAL OR RESTORATION WORK REQUIRED BY ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL AGENCY OR POLITICAL SUBDIVISION BECAUSE OF THE PRESENCE OF HAZARDOUS MATERIAL(S) ON OR ABOUT THE PREMISES OR THE PROJECT THAT WERE BROUGHT ONTO THE PREMISES BY LANDLORD AND/OR LANDLORD'S CONTRACTORS, AGENTS OR EMPLOYEES. WITHOUT LIMITING THE FOREGOING, IF THE PRESENCE OF ANY HAZARDOUS MATERIAL(S) ON OR ABOUT THE PREMISES OR THE PROJECT CAUSED OR PERMITTED BY LANDLORD RESULTS IN ANY CONTAMINATION OF THE PREMISES OR THE PROJECT, LANDLORD SHALL, AT ITS SOLE EXPENSE, PROMPTLY TAKE ALL ACTIONS AND EXPENSE AS ARE NECESSARY TO RETURN THE PREMISES AND/OR THE PROJECT TO THE CONDITION EXISTING PRIOR TO THE INTRODUCTION OF ANY SUCH HAZARDOUS MATERIAL(S) TO THE PREMISES OR THE PROJECT; PROVIDED, HOWEVER, THAT TENANT'S APPROVAL OF SUCH ACTIONS WITHIN THE PREMISES SHALL FIRST BE OBTAINED IN WRITING, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD, DELAYED, OR CONDITIONED.

Section 8.8 Public Policy

      Tenant acknowledges that it is aware of and familiar with the City's significant support of the Project and of the legitimate public policies necessitating Tenant's adherence to the requirements of Tenant contained in this Lease, particularly as to the first class use and maintenance of a first class appearance of the Premises. In acknowledgment of the fact that Tenant is leasing a significant portion of the Project, Tenant agrees to meet with the Landlord and the City as may be reasonably requested from time to time by Landlord and to reasonably discuss proposed resolutions of any issues that may be raised by the City.

Section 8.9 Dumpster/Trash

      Tenant shall install (as part of the Tenant's Work) and thereafter maintain throughout the Lease Term adequate trash disposal facilities for the Premises at a location designated by Landlord on the Property. Such trash disposal facilities shall, as part of Tenant's Work, be screened and landscaped in a first class manner. Landlord shall have the right, at Landlord's sole expense, with Tenant's consent, which consent shall not be unreasonably withheld, delayed or conditioned, to relocate such trash disposal facilities. Landlord shall have the right to implement a trash collection service for the Project and Tenant shall participate in such service. The cost of such service shall be deemed to be part of the Landlord's Common Area Cost.

Section 8.10 Rule & Regulations

            Tenant shall comply with the Rules and Regulations attached hereto as Exhibit C. Landlord reserves the right at all times during the Lease Term to add to, change, amend and/or modify the Rules and Regulations, provided such additions, changes, amendments and/or modifications are reasonable and are not discriminatory nor materially adversely affect Tenant's operation or enjoyment of the Premises (to the extent same is in compliance with the express provisions of this Lease). No such addition, change, amendment and/or modification shall apply to Tenant until ten (10) days after the date Landlord provides Tenant with a notice of such addition, change, amendment and/or modification.

                                   ARTICLE IX

                         MAINTENANCE OF LEASED PREMISES

Section 9.1 Maintenance by Landlord

      Landlord shall keep or cause to be kept the foundations, roof and structural portions of the walls of the Premises in good order, repair and condition except for damage thereto due to the negligence or wilful misconduct of Tenant, its agents, employees, licensees (other than customers) or contractors. Landlord shall commence required repairs as soon as reasonably practicable after receiving notice from Tenant thereof. This Section 9.1 shall not apply in case of damage or destruction by fire or other casualty or condemnation or eminent domain, in which events the obligations of Landlord shall be controlled by Articles XVI and

XVII hereof. Except as provided in this Section 9.l and Section 8.7 hereof, Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant's responsibility, but Tenant shall give Landlord prompt notice of any serious accident, casualty, damage or other similar occurrence in or to the Premises or the Common Areas of which Tenant has knowledge.

Section 9.2 Maintenance by Tenant

      Tenant shall at all times keep the Premises (including all entrances and vestibules) and all partitions, window and window frames and moldings, glass, store fronts, doors, door openers, fixtures, equipment and appurtenances thereof (including lighting, heating, electrical, plumbing, ventilating and air conditioning fixtures and systems and other mechanical equipment and appurtenances) and all other parts of the Premises not required herein to be maintained by Landlord, in a good, clean, safe and operable condition and repair and in compliance with Applicable Law and in a condition comparable to other first class urban entertainment centers, damage by casualty excepted. If replacement of equipment, fixtures and appurtenances thereto is necessary, Tenant shall replace the same with new or completely reconditioned equipment, fixtures and appurtenances, and repair all damages done in or by such replacement. Notwithstanding the foregoing, Landlord reserves the right to provide or contract for alternative or additional pest control measures (and the cost thereof shall be part of the Landlords Common Area Costs).

Section 9.3 Surrender of Premises

      At the expiration or earlier termination of the Lease Term, with the exception of the Excluded Personal Property, Tenant shall surrender the Premises in the same condition as they were required to be in on the Commencement Date (as same may have been modified by Tenant in accordance with the terms and provisions of this Lease), reasonable wear and tear and damage by casualty excepted, and deliver all keys for, and all combinations on locks, safes and vaults in, the Premises to Landlord at Landlord's notice address as specified in
Section 25.7 or, at Landlord's option, to the office of the Project's general manager, if any. Tenant may, at Tenant's option, remove from the Premises within ninety (90) days after such expiration (or after a termination not due to Tenant's default) all of the Excluded Personal Property then situated thereon. Excluded Personal Property not so removed shall become the property of Landlord, and Landlord may cause such all Property to be removed from the Premises and disposed of.

                                    ARTICLE X

                      SIGNS, AWNINGS, CANOPIES, ALTERATIONS

Section 10.1 Installation

      Tenant may, at its cost and expense, install signs, awnings and canopies at, on or from the Premises (included the exterior of the Premises) that advertise Tenant's business in the Premises, provided Tenant submits to Landlord Tenant's plans showing such sign, awning or canopy, and Landlord's written approval is first obtained, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord will cooperate with Tenant with respect to Tenant's sign applications to applicable governmental entities. All signs, awnings and canopies shall comply with Applicable Law.

Section 10.2 Ownership of Tenant's Improvements/Removal and Restoration by
Tenant

      All alterations, changes and additions and all improvements, including leasehold improvements made by Tenant to the Premises, whether part of Tenant's Work or not and whether or not paid for wholly or in part by Landlord, shall remain Tenant's property for the Lease Term. With the exception of Excluded Personal Property, any alterations, changes, additions and improvements shall immediately upon the termination or expiration of this Lease become Landlord's property, be considered part of the Premises, and not be removed at or prior to the end of the Lease Term without Landlord's written consent. Tenant shall not be entitled during the Lease Term, or after termination of same, to remove permanent improvements, fixtures or any air conditioning equipment, plumbing, electrical wiring, curtain walls, storefronts, or other elements of the TALP Improvements (as that term is defined in the Ground Lease), but, at the end of the Lease Term, Tenant shall have the right to remove all Removable Improvements (as that term is defined in the Ground Lease) such as the Excluded Personal Property.

Section 10.3 Tenant's Liens

      Tenant shall not suffer any mechanics' or materialmen's lien to be filed against the Premises or the Project by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding any part of the Premises under Tenant. If any such lien shall at any time be filed as aforesaid, Tenant may contest the same in good faith, but, notwithstanding such contest, Tenant shall, within thirty (30) days after the filing thereof, cause such lien to be bonded or released of record by payment, or order of a court of competent jurisdiction. In the event of Tenant's failure to bond or release of record any such lien within the aforesaid period, Landlord, any Affiliate of Landlord or any party who delivered a guaranty with respect to any financing of the Project or the Premises may remove said lien by paying the full amount thereof or by bonding or in any other manner that such person deems appropriate, without investigating the validity thereof, and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection with the discharge of said lien, together with interest thereon at the Default Interest Rate and reasonable expenses incurred in connection therewith, including reasonable attorneys' fees, which amounts are due and payable in full to Landlord as Additional Rent on the first day of the next following month. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Premises to any lien or liability under the lien laws of the State of Texas. Tenant's obligation to observe and perform any of the provisions of this Section
10.3 shall survive the expiration of the Lease Term or the earlier termination of this Lease.

                                   ARTICLE XI

                                    INSURANCE

Section 11.1 By Tenant

      (a) Tenant shall carry the following insurance on the Premises during the Lease Term, which amounts may be increased at any time during the Lease Term after sixty (60) days prior notice to Tenant, if and to the extent Applicable Law requires such increases:

            (i) Worker's Compensation and Employer's Liability Insurance ("Worker's Insurance") in compliance with Applicable Law.

            (ii) Commercial general liability insurance (including contractual liability coverage) against claims for bodily injury, death or property damage by Tenant with respect to the Premises ("Liability Insurance"), such insurance to afford minimum protection of not less than (x) $3,000,000 in respect of bodily injury or death in respect of any one occurrence, and (y) $500,000 for property damage for any one occurrence. In the event that alcoholic beverages are served at the Premises, the commercial general liability insurance shall include Liquor Liability or a Separate Liquor Liability Policy (the "Liquor Liability Policy") - Bodily injury and property damage $1,000,000.00 for each occurrence and $1,000,000 aggregate. At the election of Tenant, the Liquor Liability Policy may be provided by Tenant's food and beverage concessionaire instead of directly by Tenant, provided that all of the other provisions of this Lease concerning such Liquor Liability Policy are complied with.

            (iii) Property insurance against loss or damage by fire and such other risks covered under a standard "All-Risk" policy of property insurance to include the Tenant's Work (and all replacements and/or modifications thereto) and Tenant's property located in the Premises (with commercially reasonable deductibles) for the full replacement value of such improvements and property, without any deduction being made for depreciation, or such greater amount as shall be necessary so as to preclude Tenant from being treated as a co-insurer with respect to any covered loss (Casualty Insurance).

      (b) During any period of construction (commencing with the performance of Tenant's Work) Tenant shall, at its own cost and expense, maintain, or cause to be maintained, in full force and effect, until completion of construction, a policies of builders' risk insurance insuring (on a non reporting and completed value basis) the improvements, as the same are constructed (Construction Period Insurance).

Section 11.2 Mutual Waiver of Subrogation Rights

      (a) Landlord and Tenant, and all parties claiming through or under them, mutually release and discharge each other and the City from all claims and liabilities arising from or caused by any casualty or hazard covered or required under this Lease to be covered in whole or in part by insurance on the Premises or the Project, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof and agree to evidence such waiver by endorsement to such required insurance policies; provided that such release and discharge and such waiver of subrogation will only be effective to the extent that such claim is, or would be, covered by a policy required by this Lease and shall not release any party from liability for failure to obtain any insurance required by this Lease, and; provided further that such release and discharge and such waiver of subrogation shall not operate in any case where the effect is to invalidate or increase the cost of such insurance coverage (provided, that in the case of increased cost, the other party shall have the option of (i) paying such increased cost, thereby keeping such release and waiver in full force and effect), or (ii) surrendering its right to demand such release and discharge and such a waiver of subrogation.

      (b) Notwithstanding anything to the contrary contained in this Lease, Tenant shall cause each insurance policy carried or to be carried by Tenant hereunder to be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against the City, in connection with any loss or damage that may occur to the Premises or to the trade fixtures, signs, video display equipment, supplies, personal property, valuables, files and movable equipment utilized or owned by Tenant (including all desks, typewriters, computers, communication systems, file boxes, film equipment, video equipment and office equipment) and covered by any such policies.

Section 11.3 Waiver

      Except to the extent (i) of the proceeds of any policy of insurance required to be maintained by Landlord under this Lease, (ii) of any negligence or wilful misconduct of Landlord, or (iii) a breach of any of the provisions of this Lease by Landlord that results in a claim for damages by Tenant, Landlord shall not be liable for, and Tenant waives with respect to Landlord all claims for, damage, including but not limited to consequential damages, to person, property or otherwise, sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon any part of the Project including, but not limited to, claims for damage resulting from: (a) any equipment or appurtenances becoming out of repair; (b) Landlord's failure to keep any part of the Project in repair; (c) injury done or caused by wind, water, or other natural element; (d) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, and steam pipes, stairs, porches, railings or walks; (e) broken glass; (f) the backing up of any sewer pipe or down spout; (g) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises; (h) the escape of steam or hot water; (i) water, snow or ice upon the Premises; (j) the falling of any fixture, plaster or stucco; (k) damage to or loss by theft or otherwise of property of Tenant or others; (l) acts or omissions of persons in the Premises, other tenants in the Project, occupants of nearby properties, or any other persons; and (m) any act or omission of owners of adjacent or contiguous property, or of Landlord, its agents or employees.

Section 11.4 Insurance - Tenant's Operation

      Tenant will not do or suffer to be done anything which will contravene Landlord's insurance policies or prevent Landlord from procuring the policies of insurance which Landlord is required to obtain under the terms of this Lease. If anything done, omitted to be done or suffered to be done by Tenant in, upon or about the

Premises shall cause the rates of any insurance effected or carried by Landlord on the Premises in accordance with the provisions of this Lease to be increased beyond the regular rate from time to time applicable to the Premises for use for the purpose permitted under this Lease, Tenant will pay the amount of such increase promptly upon Landlord's demand. In the event that this Lease so permits and Tenant engages in the preparation of food or packaged foods or engages in the use, sale or storage of inflammable or combustible material, Tenant shall install chemical extinguishing devices (such as ansul) approved by Underwriters Laboratories and Factory Mutual Insurance Company and the installation thereof must be approved by the appropriate local authority. Tenant shall keep such devices under service as required by such organizations. If gas is used in the Premises, Tenant shall install gas cut-off devices (manual and automatic).

Section 11.5 Indemnification

      (a) EXCEPT TO THE EXTENT OF ANY LIABILITY RESULTING FROM THE NEGLIGENCE OR WILFUL MISCONDUCT OF LANDLORD OR ANY OTHER PERSON INDEMNIFIED PURSUANT TO THE TERMS OF THIS SECTION 11.5 OR A BREACH BY LANDLORD OF THE PROVISIONS OF THIS LEASE, TENANT SHALL SAVE HARMLESS, INDEMNIFY, AND AT LANDLORD'S AND THE CITY'S RESPECTIVE OPTIONS, DEFEND LANDLORD AND THE CITY, AND THEIR RESPECTIVE AGENTS AND EMPLOYEES, AND MORTGAGEES, IF ANY, FROM AND AGAINST ANY AND ALL LIABILITY, LIENS, CLAIMS, DEMANDS, DAMAGES, EXPENSES, FEES (INCLUDING REASONABLE ATTORNEYS'
FEES), COSTS, FINES, PENALTIES, SUITS, PROCEEDINGS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY KIND AND NATURE PROXIMATELY CAUSED BY (i) TENANT'S USE, OCCUPANCY, MANAGEMENT OR CONTROL OF THE PREMISES OR TENANT'S OPERATIONS, CONDUCT OR ACTIVITIES IN THE PROJECT; (ii) TENANT'S VIOLATION OF APPLICABLE LAW; AND
(iii) TENANT'S CONTEST OF TAXES AND ASSESSMENTS; PROVIDED THAT THIS PROVISION IS NOT INTENDED (A) TO INDEMNIFY LANDLORD OR THE CITY, AS THE CASE MAY BE, WITH RESPECT TO ANY OBLIGATIONS THEY MAY SEPARATELY OR COLLECTIVELY HAVE UNDER THIS LEASE OR ANY OTHER AGREEMENT WITH TENANT, (B) TO INDEMNITY LANDLORD WITH RESPECT TO LIABILITIES COVERED BY POLICIES OF INSURANCE WHICH LANDLORD IS REQUIRED TO MAINTAIN UNDER THE TERMS OF THIS LEASE, OR (C) TO INDEMNIFY LANDLORD WITH RESPECT TO INJURY OR DAMAGE SUSTAINED BY PERSONS MAKING USE OF THOSE PORTIONS OF THE PREMISES OTHER THAN THE PREMISES (EXCEPT TO THE EXTENT SUCH INJURY OR DAMAGE WAS SUSTAINED DUE TO THE NEGLIGENCE OR WILFUL MISCONDUCT OF TENANT).

      (b) EXCEPT TO THE EXTENT OF ANY NEGLIGENCE OR WILFUL MISCONDUCT OF TENANT, LANDLORD SHALL SAVE HARMLESS, INDEMNIFY, AND AT TENANTS OPTION, DEFEND TENANT, AND ITS AGENTS AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LIABILITY, LIENS, CLAIMS, DEMANDS, DAMAGES, EXPENSES, FEES (INCLUDING REASONABLE ATTORNEYS FEES), COSTS, FINES, PENALTIES, SUITS, PROCEEDINGS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY KIND AND NATURE ARISING OR

GROWING OUT OF OR IN ANY WAY CONNECTED WITH LANDLORD'S USE, OCCUPANCY, MANAGEMENT OR CONTROL OF THE COMMON AREA OR LANDLORD'S OPERATIONS, CONDUCT OR ACTIVITIES IN THE COMMON AREA OR THE ACTIVITIES OF OTHER TENANTS IN THE PROJECT.

      (c) In the event that the City becomes the Landlord hereunder by reason of an exercise of any remedy under the Ground Lease following a default or breach by Landlord under the Ground Lease, or by reason of a voluntary or involuntary termination of the Ground Lease as a result of a default or breach by Landlord under the Ground Lease, the provisions of Section 11.5 (b) shall not apply to the City.

Section 11.6 Policies Requirements

      All insurance policies procured by Tenant pursuant to Section 11.1 hereof shall be issued by a company or companies authorized and licensed to do business in the State of Texas. Tenant's policies of Liability Insurance and Construction Period Insurance will name Landlord and the City and any Landlord's Mortgagee as additional insureds and will provide that Landlord, Tenant and the City shall be given a minimum of thirty (30) days notice by the insurance company prior to cancellation, termination or change in such insurance. Tenant shall provide Landlord and the City with certificates or, at Landlord's or the City's request, copies of the policies, evidencing that such insurance is in full force and effect and stating the terms thereof and Tenant shall, no later than five (5) days prior to the expiration of the existing policies, provide Landlord and the City with certificates or copies of the policies evidencing the renewals of such policies. THE MINIMUM LIMITS OF THE COMMERCIAL GENERAL LIABILITY POLICY OF INSURANCE SHALL IN NO WAY LIMIT OR DIMINISH TENANT'S LIABILITY UNDER SECTION
11.5 HEREOF. At Landlord's request, the amounts of insurance provided for in
Section 11.1 hereof shall be re-evaluated and reasonably adjusted at least once every five (5) years so as to keep abreast of inflation and in order to conform to current practice in the State of Texas for first class retail, restaurant and entertainment projects.

Section 11.7 Landlord's Insurance/Insurance - Landlord's Operations

      (a) Landlord shall comply with the insurance provisions of the Ground Lease. Landlord's property insurance shall cover the roof and exterior walls of the Premises.

      (b) All insurance policies procured by Landlord pursuant to this Section
11.7 shall be issued by a company or companies authorized and licensed to do business in the State of Texas, name Tenant, and at the request of Tenant, the constituent partners of Tenant, as an additional insured, and shall provide that such insurance will not be canceled or subject to reduction of coverage or other modification except after thirty (30) days' notice to, among others, Tenant. Landlord shall provide Tenant with certificates or, at Tenant's request, copies of the policies, evidencing that such insurance is in full force and effect and stating the terms thereof and Landlord shall, no later than five (5) days prior to the expiration of the existing policies, provide Tenant with certificates or copies of the policies evidencing the renewals of such policies.

      (c) Landlord will not do or suffer to be done anything which will contravene Tenant's insurance policies or prevent Tenant from procuring the policies of insurance which Tenant is required to obtain under the terms of this Lease.

      (d) In the event that the City becomes the Landlord hereunder by reason of an exercise of any remedy under the Ground Lease following a default or breach by Landlord under the Ground Lease, or by reason of a voluntary or involuntary termination of the Ground Lease as a result of a default or breach by Landlord under the Ground Lease, this Section 11.7 shall be deemed null and void.

                                   ARTICLE XII

                ESTOPPEL CERTIFICATES, ATTORNMENT, SUBORDINATION

Section 12.1 Estoppel Certificates

      Within ten (10) days after either party's written request, the other party shall deliver, executed in recordable form, a declaration to any person designated by the requesting party (a) stating whether this Lease is in full force and effect; (b) stating the commencement and termination dates; and (c) certifying (i) that this Lease has not been assigned, modified, supplemented or amended (except as stated), (ii) that, to the best of such party's knowledge, all conditions under this Lease to be performed by the requesting party have been satisfied (stating exceptions, if any), (iii) that, to the best of such party's knowledge, no defenses or offsets against the enforcement of this Lease by the requesting party exist (or stating those claimed); (iv) as to advance rent, if any, paid by Tenant, (v) the date to which -Rent has been paid, (vi) as to the amount of security deposited with Landlord, if any, and such other information as the requesting party reasonably requires. Persons receiving such statements shall be entitled to rely upon them.

Section 12.2 Attornment

      Tenant shall, in the event of a sale or assignment of Landlord's interest in the Premises or the Project or this Lease or the Property, or if the Premises, the Project or the Property comes into the hands of a Landlord Mortgagee, ground lessor or any other person whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, termination of the Ground Lease, or otherwise, attorn to the purchaser or such Landlord Mortgagee or other person and recognize the same as Landlord hereunder. Tenant shall execute, at Landlord's request, an attornment agreement in such form as Landlord may reasonably request; provided that (i) such document does not require that Tenant actually attorn at any one time to more than one person or entity and
(ii) the party to whom Tenant is being required to attorn also agrees to recognize Tenant's rights hereunder.

Section 12.3 Subordination

      (a) This Lease shall be automatically subordinate, secondary, junior and inferior at all times to the lien of any Landlord's Mortgage now or hereafter existing against all or a part of the Property, including, without limitation, the leasehold interest of Landlord therein, and to all renewals, modifications, replacements, consolidations and extensions thereof; provided that Tenant's subordination to any future mortgagee is conditioned upon receipt of a recognition agreement from such future mortgagee. Notwithstanding such subordination, all such Landlord's Mortgagees shall honor this Lease and not disturb Tenant's occupancy of the Premises pursuant to the terms of this Lease, as long as Tenant is not in default of any of the terms and provisions of this Lease beyond any applicable notice and cure period contained herein. Tenant shall execute and deliver all documents reasonably requested by Landlord to effect such subordination and non-disturbance; provided that (i) such document does not adversely effect Tenant's rights under this Lease, (ii) such document does not require Tenant to attorn at any time to more than one person or entity, and (iii) such document includes a recognition agreement from the party to whom Tenant is subordinanting. Landlord hereby represents and warrants to Tenant that, on the date hereof, the Project is not encumbered by a mortgage.

      (b) This Lease is further subject and subordinate to any other matters of record, such as any reciprocal easement agreement, now affecting the Property. Tenant shall execute such instruments as Landlord reasonably requests to evidence subordination to any future reciprocal easement agreements affecting the Property and shall deliver same to Landlord; provided that such document does not adversely affect Tenant's rights under this Lease or require Tenant to attorn at any time to more than one person or entity.

      (c) This Lease is further subject and subordinate to the Ground Lease. Landlord shall use its good faith best efforts to obtain within ninety (90) days of the date of this Lease a Non-Disturbance Agreement from the City that benefits Tenant and deliver same to Tenant. Upon receipt of same from Landlord, Tenant shall execute such Non-Disturbance Agreement and deliver same to Landlord. The form of such Non-Disturbance Agreement shall be substantially in the form of the Consent to Sublease and Subordination, Non-disturbance and Attornment Agreement attached hereto as Exhibit "D". In addition, Landlord shall request the City to add the following sentences to the end of Section 3 (b) of the Non-Disturbance Agreement:

      In addition, The City hereby acknowledges and finds that the Sublease is the lease of the tenant of a live theater fronting on Bagby Street, that the premises leased to Tenant under the Sublease can be operated separately, independently and physically separated from the balance of the Premises, and that there is an entrance from such premises from a public street; and, therefore, the Sublease is subject to the protections of the penultimate paragraph of Section 8.1 (c) of the Ground Lease.

The parties acknowledge that the City may require certain modifications be made to the Non-Disturbance Agreement as a condition to the execution and delivery thereof by the City, and agree to work together to reasonably accommodate the needs of the City while at the same time reasonably preserving the rights of Landlord and Tenant under this Lease. Tenant acknowledges that the City may not agree in such Non-Disturbance Agreement: (i) to perform the Landlord's Work;
(ii) to comply with and honor any use restrictions and/or exclusive use provisions contained in this Lease; (iii) to waive the City's right to a trial by jury; (iv) to pay Tenant's legal fees; (v) to arbitrate any dispute that may arise hereunder between Tenant and the City; (vi) to indemnify Tenant or to waive any claims that the City may have against Tenant; or (vii) to provide insurance coverage (and Tenant agrees that it shall be reasonable for the City to modify Exhibit D accordingly).

                                  ARTICLE XIII

                     ASSIGNMENT, SUBLETTING AND CONCESSIONS

Section 13.1 Consent Required

      (a) Except as permitted in Section 13.1 (b) hereof, Tenant shall not sell, assign, mortgage, pledge or in any manner transfer this Lease or any interest therein, nor sublet all or any part of the Premises, nor lease departments therein without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. This prohibition shall include a prohibition against any subletting or assignment by operation of law.

      (b) Notwithstanding anything to the contrary contained in Sections 13.1
(a) or 13.2 hereof, provided that Tenant is not in default of any of the provisions of this Lease beyond any applicable notice and/or cure periods contained herein, Tenant shall have the right:

      (i) Without the need to request or obtain Landlord's consent thereto, to assign this Lease or sublet the Premises to a wholly-owned subsidiary or the parent of Tenant, (an Approved Transferee), a corporation in which Tenant or an Approved Transferee owns a controlling interest of the voting stock, a general or limited partnership in which Tenant or an Approved Transferee is the managing general partner, or a trust in which Tenant or an Approved Transferee is a primary beneficiary;

      (ii) Without the need to request or obtain Landlord's consent, to assign this Lease or sublet the entire Premises to an entity that has significant and successful experience in owning and operating performance halls that are similar to the Premises and has sufficient net worth to own and operate the business in the Premises; and

      (iii) Without the need to request or obtain Landlord's consent thereto, to sublease or license the food and beverage and merchandise concession operations within the Premises and to rent the Premises to third-party promoters for the purposes of presenting events on a limited-engagement basis.

      (c) Consent by Landlord to any assignment or subletting shall not waive the necessity for consent to any subsequent assignment or subletting (if such consent is required by the provisions of this Section 13.1). If this Lease is assigned or the Premises or any part sublet or occupied by anybody other than

Tenant, Landlord may collect Rent from the assignee, subtenant or occupant and apply the same to the Rent herein reserved, but no such assignment, subletting, occupancy or collection of Rent shall be deemed a waiver of any restrictive covenant contained in this Section 13.1 or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of any covenants on the part of Tenant herein contained. Any assignment
(a) as to which Landlord has consented or to which its consent is not required; or (b) which is required by reason of a final non-appealable order of a court of competent jurisdiction; or (c) which is made by reason of and in accordance with the provisions of any law or statute, including, without limitation, the laws governing bankruptcy, insolvency or receivership shall be subject to all terms and conditions of this Lease.

Section 13.2 Change in Ownership

      (a) If Tenant is a corporation, the stock of which is not traded on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), then the following shall constitute an assignment of this Lease for all purposes of this Article XIII: (i) the merger, consolidation or reorganization of such corporation; and/or (ii) the sale, issuance, or transfer, cumulatively or in one transaction, of any voting stock, by Tenant or the stockholders of record of Tenant as of the date of this Lease, which results in a change in the voting control of Tenant. If Tenant is a joint venture, partnership or other association, then for all purposes of this Article XIII, a change in the managing general partner of Tenant or the termination of any joint venture, partnership or other association, shall constitute an assignment.

      (b) Provided that Tenant is not in default of any of its obligations under this Lease beyond any applicable notice and/or cure period, notwithstanding anything to the contrary contained in Section 13.1 hereof and in Subsection 13.2 (a) above, in the event that Tenant is a corporation, the provisions of Section 13.1 hereof and of this Section 13.2 are not intended to prevent a public offering of stock of Tenant and Tenant shall have the right to make (or cause others to make) a public offering of stock of Tenant, provided that upon the completion of such public offering the stock of Tenant is traded on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), such as the New York Stock Exchange, the American Stock Exchange, the Pacific Stock Exchange, the Philadelphia Stock Exchange or the NASDAQ/NMS. To the extent permitted by Applicable Law, Tenant (or its underwriter) shall provide Landlord with a notice of such transaction prior to the completion of such transaction which notice shall include a copy of the preliminary offering prospective and, promptly after the completion of such transaction, shall provide Landlord with a copy of the final offering prospective for such transaction.

                                   ARTICLE XIV

                                   ADVERTISING

Section 14.1 Media Events and City Meetings

      Tenant or its representative shall attend and cooperate with any recommencement of construction ceremony for the Project, shall participate in similar media events, and shall attend and cooperate with the ceremonies for the grand opening of the Project. In addition, from time to time during the Lease Term, at the request of Landlord, Tenant or its representative shall attend meetings with representatives of Landlord and the City in connection with the operation of the Project.

Section 14.2 Annual Marketing

      Through-out the Lease Term Tenant shall market the business in the Premises in a commercially reasonable manner.

Section 14.3 Tenant's Trade Name

      Landlord shall have the right to use Tenant's trade name, trade mark and logo in order to identify Tenant as a tenant of the Project in connection with Landlord's advertising and marketing of the Project. This use shall not be deemed to be the grant of any license or the conveyance of any interest in such marks.

                                   ARTICLE XV

                                TENANT MORTGAGES

Section 15.1 Right to Mortgage

      Tenant shall have the unrestricted right, at any time and from time to time, to mortgage its leasehold interest under this Lease to a Tenant Mortgagee; subject, however, to the limitations hereinafter set forth in this Article XV. Any such mortgage shall be subject and subordinate to the rights of Landlord hereunder and to the terms and provisions of the Ground Lease, however the Tenant Mortgagee shall have the right to rely on any non-disturbance agreements provided to Tenant. A mortgage of Tenant's leasehold interest under this Lease is herein referred to as a "Tenant Mortgage".

Section 15.2 Notice to Landlord

      The Tenant Mortgagee shall not be entitled to enjoy the rights or benefits contained in this Article XV, nor shall the provisions of this Lease pertaining to Tenant Mortgages be binding upon Landlord, unless Landlord shall have been given notice of the name and address of the Tenant Mortgagee. Landlord shall have the right to rely on information provided to it by Tenant that identifies the Tenant Mortgagee.

Section 15.3 Conditions

      So long as the Tenant Mortgage of the Tenant Mortgagee shall remain in effect, the following provisions shall apply:

      (a) Landlord shall serve a copy of any notice, including a notice of default, required to be served on Tenant under this Lease upon the Tenant Mortgagee at the address provided in the notice referred to in Section 15.2 hereof, and no notice by Landlord to Tenant hereunder shall be deemed to have been duly given unless and until a copy thereof has been served on the Tenant Mortgagee.

      (b) In the event of a default by Tenant hereunder, the Tenant Mortgagee shall, following notice and within the period allowed Tenant to cure such default and otherwise as herein provided, have the right to cure such default, or cause the same to be cured, and Landlord shall accept such performance by or on behalf of the Tenant Mortgagee as if the same had been made by Tenant. If Tenant fails to cure any default asserted in said notice within the time provided in Section 18.1 hereof, Landlord shall notify the Tenant Mortgagee in writing of such failure to cure, and the Tenant Mortgagee shall have the right but not the obligation, within thirty (30) days after receipt of such second notice, to cure such default before Landlord, subject to the provisions of
Section 15.3 (c) hereof, may take any action by reason of such default.

      (c) For the purposes of this subsection, no Event of Default shall be deemed to exist under Section 18.1 hereof if steps shall have been commenced by the Tenant Mortgagee in good faith within the time permitted therefor to cure the same and shall be diligently prosecuted to completion.

      (d) Notwithstanding the provisions of this Section 15.3, upon the occurrence of an Event of Default, other than an Event of Default due to a default in the payment of money, Landlord shall take no action to terminate this Lease without first giving to the Tenant Mortgagee notice thereof and a reasonable time thereafter (which time shall not exceed one hundred eighty (180) days) within which either (i) to obtain possession of the Premises (including possession by a receiver), or (ii) to institute, prosecute and complete foreclosure proceedings or otherwise acquire Tenant's interest under this Lease. The Tenant Mortgagee, upon obtaining possession or acquiring Tenant's interest under this Lease, shall be required promptly to cure all defaults reasonably susceptible of being cured by such Tenant Mortgagee; provided, however, that:
(A) the Tenant Mortgagee shall not be obligated to continue such possession or to continue such foreclosure proceedings after such defaults shall have been cured; (B) nothing herein contained shall preclude Landlord, subject to the provisions of this Section, from exercising any rights or remedies under this Lease with respect to any other default by Tenant; and (C) the Tenant Mortgagee shall agree with Landlord in writing to comply during the period of such forbearance with such of the terms, conditions and covenants of this Lease as are reasonably susceptible of being complied with by the Tenant Mortgagee, including without limitation the payment of Rent. Any default by Tenant not reasonably susceptible of being cured by the Tenant Mortgagee or the occurrence of any of the events specified in Sections 18.1 (v) or (vi) shall be deemed to have been waived by Landlord upon completion of such foreclosure proceedings or upon such acquisition of Tenant's interest under this Lease, except that any of such Events of Default which are reasonably susceptible of being cured after such completion and acquisition shall then be cured with reasonable diligence. The Tenant Mortgagee or other purchaser in foreclosure proceedings may become the legal owner and holder of Tenant's interest under this Lease by foreclosure or assignment in lieu of foreclosure.

Section 15.4 New Lease

      In the event of termination of this Lease prior to the expiration of the Lease Term, except by reason of Condemnation or Casualty as provided herein, Landlord shall serve upon the Tenant Mortgagee notice that the Lease has been terminated together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, under this Lease then known to Landlord. The Tenant Mortgagee shall thereupon have the option, for a period of thirty (30) days after the receipt of such notice by the Landlord Mortgagee (time being of the essence), to obtain a new lease in accordance with and upon the following terms and conditions:

            Upon the written request of the Tenant Mortgagee (which must be received by Landlord within said thirty (30) day period (time being of the essence)), Landlord shall promptly enter into a new lease of the Premises with the Tenant Mortgagee, or its designee, as follows:

                  Such new lease shall be effective on the date of termination of this Lease and shall be for the remainder of the Lease Term, at the Rent and upon all the agreements, terms, covenants and conditions hereof, including any applicable rights of renewal or extension. Such new lease shall require the Tenant to perform all unfulfilled obligations of Tenant under this Lease which are reasonably susceptible of being performed by such tenant. Upon the execution of such new lease, the tenant named therein shall pay all sums which would at the time of the execution thereof be due under this Lease but for such termination and shall pay the reasonable expenses incurred by Landlord in connection with such defaults and termination, the recovery of possession of the Premises and the preparation, execution and delivery of such new lease.

Section 15.5 Assignment of Subleases

      Effective upon the commencement of the term of any new lease executed pursuant to Section 15.4, (a) all subleases shall be assigned and transferred without recourse by Landlord to the tenant under such new lease, and (b) all monies on deposit with Landlord which Tenant would have been entitled to use but for the termination or expiration of this Lease may be used by the tenant under such new lease for the purposes of and in accordance with the provisions of such new lease.

Section 15.6 Miscellaneous

      (a) This Lease may not be modified or canceled (other than pursuant to the terms hereof) by the mutual agreement of Tenant and Landlord or surrendered without the express written consent of the Tenant Mortgagee.

      (b) If Landlord or Tenant shall acquire the interest of the other hereunder, this Lease shall remain outstanding and no merger of the leasehold into the fee interest shall be deemed to have occurred.

      (c) If the Tenant Mortgagee shall acquire title to Tenant's interest under this Lease by foreclosure, assignment in lieu of foreclosure or otherwise, or under a new lease pursuant to Section 15.4 hereof, the Tenant Mortgagee may assign such interest under this Lease or in such new lease and shall thereupon be released from all liability for the performance or observance of the covenants and conditions in this Lease or in such lease contained on Tenant's or new tenant's part to be performed and observed from and after the date of such assignment; provided, however, that the assignee from the Tenant Mortgagee shall have expressly assumed this Lease or such new lease and written evidence thereof shall have been submitted to Landlord.

                                   ARTICLE XVI

                             DAMAGE AND DESTRUCTION

Section 16.1 Casualty; Obligation to Restore/Exceptions

      (a) Obligation to Restore. If any portion of the Premises or the Control Area is damaged or destroyed by fire or other casualty ("Casualty"), this Lease shall remain in full force and effect (except as provided in Sections 16.1 (b) and/or 16.1 (c) hereof and except as otherwise provided herein), and Landlord shall, at its sole expense, promptly repair, restore and rebuild the Landlord's Work (a Restoration) to facilities of like quality, nature and condition, with the same layout as that which existed immediately prior to the occurrence of such Casualty. (Landlord shall not be obligated to restore items that were initially Tenant's Work or replacements to Tenant's Work, the Excluded Personal Property, and Tenant's stock in trade, fixtures, furniture, furnishings, carpeting, floor covering, wall covering, drapes, ceiling and equipment). If any portions of the Common Area (other than the Control Area) are damaged or destroyed by a Casualty, this Lease shall likewise remain in full force and effect (except as provided in Sections 16.1 (b) and/or 16.1 (c) and except as otherwise provided herein) and Landlord shall as its sole expense repair, restore and rebuild the same to facilities with a similar layout as that which existed immediately prior to the occurrence of such casualty to the extent that same will not materially adversely affect Tenant's business in the Premises. Anytime that Landlord repairs or restores the Premises to the extent required above after damage or destruction, then Tenant shall promptly repair or replace the Tenant's Work, or any replacements thereto, the Excluded Personal Property, and its stock in trade, fixtures, furnishings, furniture, carpeting, wall covering, floor covering, drapes, ceiling and equipment to the same condition as they were in immediately prior to the casualty, and if Tenant has closed its business, Tenant shall promptly reopen for business upon the completion of such repairs. Landlord shall utilize its best efforts (without having to pay overtime) to substantially complete all Restorations as promptly as possible under the circumstances, and, in any event, shall utilize its best efforts (without having to pay overtime) to substantially complete all Restorations within one (1) year of the Casualty.

      (b) Exception; Last Twenty-Four Months. If the Premises are damaged to the extent of more than twenty-five percent (25%) of the Replacement Cost thereof within the last twenty-four (24) months of the initial Lease Term or the last twenty-four months of the Extended Terms, Landlord or Tenant shall have the option, exercisable by written notice within sixty (60) days after the date of the occurrence of such damage, to terminate this Lease, provided that
(i) in the case of any such termination by Tenant, Tenant shall release to Landlord all of Tenant's claim or interest in and to that portion of any insurance proceeds otherwise allowable in connection with such damage or destruction for the repair and restoration of said improvements for which Landlord would otherwise be responsible; and (ii) in the case of any such termination by Landlord, Tenant may nullify Landlord's notice of termination by electing to exercise Tenant's rights pursuant to Section 2.3 hereof to extend the Lease Term; provided, however, that Landlord and Tenant shall immediately undertake the repair, restoration and rebuilding of the Premises in accordance with Section 16.1 (a) above.

      (c) "Replacement Cost" Defined. As used in this Lease, the term "Replacement Cost" means the reasonably estimated total cost of fully repairing, replacing and restoring the building(s) and other improvements in question, assuming a total destruction thereof, as nearly as practicable to the condition existing immediately prior to the damage or destruction.

Section 16.2 Abatement of Rent

      Tenant's obligation to pay Rent (including, without limitation, Minimum Annual Rent, Percentage Rent, Additional Rent, Tenant's pro rata share of Common Area Costs, and Tenant's pro rata share of Real Estate Taxes):

      (a)   Will not be abated if the Premises was not damaged by the Casualty;
            and

      (b) Will be abated during the period following a Casualty to the Premises that prevents Tenant from operating its business in the Premises (such abatement will cease when such areas have been restored (or should have been restored had Tenant timely fulfilled its obligations hereunder)).

                                  ARTICLE XVII

                                 EMINENT DOMAIN

Section 17.1 Condemnation of Project, Premises, or Common Areas

      (a) In the event there shall be a taking, requisition or sale by or on account of any actual or threatened eminent domain proceeding (herein called a "Condemnation") of all of the Premises, this Lease shall terminate as of the date Tenant shall be deprived thereof.

      (b) In the event that there shall be a Condemnation of (i) some portion greater than ten percent (10%) but less than the whole of the Premises, as, in the reasonable discretion of the Tenant, will interfere with the operation of the Premises as a first class Performance Hall with a capacity of not less than two thousand (2,000) spectators together with reasonable concession, merchandising and support facilities or (ii) such portion of the Project as, in the reasonable discretion of the Tenant, will interfere with the operation of the Premises as a first class Performance Hall with a capacity of not less than two thousand (2,000) spectators together with reasonable concession, merchandising and support facilities, Tenant shall have the option to terminate this Lease as of the date Tenant shall be dispossession from the part so expropriated by giving notice to Landlord of such election so to terminate within one hundred twenty (120) days after such disposition becomes effective; provided, however, that if such Condemnation occurs within the last twenty four
(24) months of the Lease Term, and Tenant does not desire to exercise its option to extend the Lease Term for the Extended Term, then Landlord may terminate this Lease.

      (c) In the event of a Condemnation of any portion of the Premises and if this Lease shall not be terminated as hereinabove provided, it shall continue as to that portion of the Premises which shall not have been expropriated or taken, in which event Landlord shall, at Landlord's sole cost and expense, promptly and with due diligence (and in any event, within twelve (12) months after such disposition becomes effective) restore the Landlord's Work and Tenant shall restore the Tenant's Work as nearly as practicable to what existed just prior to such Condemnation.

      (d) Without limiting the foregoing, in the event of a Condemnation of the Control Area, and/or of Tenant's rights therein, Landlord shall promptly and in any event within one hundred eighty (180) days substitute equivalent and similar Common Areas contiguous to and properly integrated with the remainder of the Common Areas and shall restore the remaining Common Areas as nearly as practicable to the condition prior to the Condemnation to the extent that same will not materially adversely affect Tenant's business in the Premises.

      If (i) Landlord shall be unable within such time period to substitute such Common Areas, or (ii) such substitution shall not be reasonably acceptable to Tenant, or (iii) Tenant shall be deprived of the use of any Control Area, whether or not such deprivation shall result from a Condemnation of such Common Areas (and such Control Area are not replaced within such time period with a substantially equivalent ingress and egress facilities reasonably acceptable to Tenant), then, in such event, Tenant shall have the option to terminate this Lease as of the date of such deprivation by giving notice to Landlord within one hundred twenty

(120) days after such deprivation becomes effective. Tenant's obligation to pay Rent (including Minimum Annual Rent, Percentage Rent, Tenant's pro rata share of Common Area Costs and Real Estate Taxes and Additional Rent), shall be abated during the period of time required to complete any such restoration or substitution. In the event of any Condemnation of any signage of Tenant, such signage will be promptly replaced by Tenant at Tenant's expense (and Landlord shall fully cooperate with Tenant's efforts to replace such signage) with substantially equivalent signage.

      (e) In the event this Lease shall be terminated pursuant to this Section, any Rent paid in advance shall be refunded to Tenant. Nothing herein contained shall be construed as preventing Tenant from being entitled to any separate award made to Tenant for the taking of any Excluded Personal Property, beneficial leasehold interest or good will, or from claiming its award directly against the condemner.

Section 17.2 Condemnation Award-Lease Not Terminated

      In the event of a Condemnation of any portion of the Premises, and the Lease is not terminated, the award paid by the condemning authority (after payment of expenses incurred in connection with collecting the same) shall be allocated as follows:

                        (i) First, to Tenant a sum attributable to replacing
            Tenant's improvements or alterations made to the Premises in accordance with the terms of this Lease by Tenant at Tenant's expense; and

                        (ii) Second, to Landlord, shall receive the balance of
            the award.

            In the event of a partial Condemnation of any portion of the Premises and if this Lease shall not have been terminated, the Minimum Annual Rent payable hereunder shall be abated in proportion to the number of square feet of the Premises taken as related to the number of square feet of the Premises prior to the Condemnation.

Section 17.3 Condemnation Award-Lease Terminated

      In the event of a Condemnation and this Lease is terminated as herein provided, the award paid by the condemning authority (after payment of expenses incurred in connection with collecting the same) shall be allocated as follows:

                        (i) First, to Tenant a sum attributable to Tenant's
            improvements or alterations made to the Premises per the terms of this Lease by Tenant at Tenant's expense (except as to items Tenant is entitled to and does remove from the Premises upon such Lease termination) and a sum equal to Tenant's actual moving costs;

                        (ii) Second, to Tenant the value of the value of
            Tenant's interest in the Lease; and

                        (iv) Third, to Landlord the balance of the award.

Section 17.4 Temporary Requisition

      In the event of a Condemnation for temporary use (herein called a "Temporary Requisition") of all or any part of the Premises or the Common Areas or Tenant's rights therein for a period including any of the Lease Term, Tenant shall be entitled to the portion of the net award attributable to the Temporary Requisition of the Premises, Tenant's rights with respect to such Common Area and Tenant's moving expenses and/or loss of business. If, however, such Temporary Requisition shall include a period beyond the Lease Term, Landlord shall be entitled to receive such portion of the award as shall be attributable to the period after the Lease Term. During such time as Tenant shall be out of possession by reason of a Temporary Requisition, this Lease shall not be subject to forfeiture for failure to observe and perform its covenants hereunder. If the condemning authority shall fail to keep the Premises in the state of repair or to perform any other covenants required hereunder, Tenant shall have two hundred and forty (240) days after restoration of possession to it within which to carry out its obligations under such covenants.

Section 17.5 Notices; Compensable Interests

      (a) In the event Landlord or Tenant receives any notice of any kind specified below, Landlord or Tenant shall promptly give the other party a photocopy of the notice received:

            (i) Notice of intended taking;

            (ii) Service of any legal process relating to condemnation of any portion of the Premises or the Project or any improvement located thereon, or of any easement appurtenant thereto;

            (iii) Notice in connection with any proceedings or negotiations with respect to such a condemnation; or

            (iv) Notice of intent or willingness to make or negotiate a private purchase, sale or transfer in lieu of condemnation.

      (b) Landlord, Tenant and all persons and entities holding under Tenant shall have the right to represent his, her or its respective interest in each proceeding or negotiation with respect to a taking or intended taking and to make full proof of his or its claims. No agreement, settlement, sale or transfer to or with the condemning authority shall be made without the written consent of Landlord and Tenant. Landlord and Tenant each agree to execute and deliver to the other any instruments that may be necessary or appropriate to effectuate or facilitate the provisions of this Lease relating to condemnation.

                                  ARTICLE XVIII

                                DEFAULT BY TENANT

Section 18.1 Events of Default

      The following shall be considered for all purposes to be defaults under and breaches of this Lease (and are each hereinafter sometimes referred to herein as an Event of Default): (i) Tenant shall, except as otherwise permitted under this Lease, fail to pay any Minimum Monthly Rent and such failure shall continue for ten (10) business days after notice to Tenant of such failure; (ii) Tenant shall, except as otherwise, permitted under this Lease, fail to pay any Rent (other than Minimum Monthly Rent) and such failure shall continue for fifteen (15) business days after notice to Tenant of such failure; (iii) Except as otherwise provided herein, Tenant shall fail to observe or perform any other provision hereof within thirty (30) days after receipt of notice from Landlord to Tenant specifying such default and demanding that the same be cured provided that, if such default cannot with due diligence be wholly cured within such thirty (30) day period, Tenant shall have such longer period as may be reasonably necessary to cure the default, so long as Tenant proceeds promptly to commence the cure of same within such thirty (30) day period and diligently prosecutes the cure to completion (provided, however, that in the case of any such default that, in Landlord's reasonable judgment, results in or is likely to result in a default by Landlord of any of its obligations under the Ground Lease, the time within which such default may be cured shall expire one hundred eighty days (180) days after the date that Landlord gives notice to Tenant of its concern that such default results in or is likely to result in a default by Landlord of any of its obligations under the Ground Lease); (iv) subject to the provisions of Section 25.5 hereof, Tenant fails to substantially complete the Tenant's Work and cause the Premises to be initially open for business to the public in accordance with the provisions of this Lease on or before the Required Completion Date and such failure shall continue for thirty (30) business days after notice to Tenant of such failure; (v) Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or a petition or answer proposing the adjudication of Tenant as a bankrupt or reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Tenant shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within ninety (90) days after the filing thereof; (vi) a receiver, trustee or liquidator of Tenant or of all or substantially all of the assets of Tenant, or of the Premises or Tenant's estate therein shall be appointed in any proceeding brought by Tenant, or any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant and shall not be discharged within ninety (90) days after such appointment, or Tenant shall consent to or acquiesce in such appointment; (vii) if Tenant abandons the Premises; or (vii) Tenant's failure to execute in accordance with its obligations under this Lease instruments or certificates provided for in Article XII hereof within fifteen (15) business days after the receipt by Tenant of a written request therefor.

Section 18.2 Self Help

      Landlord may perform, on behalf and at the expense of Tenant, any obligation of the Tenant under this Lease which Tenant has failed to perform within thirty (30) after the date that notice is given of such failure to perform, provided that if the default cannot with due diligence be cured within such thirty (30) day period, Tenant shall have such longer period as may be reasonably necessary to cure the default, so long as Tenant proceeds promptly to commence to cure the same within such thirty (30) day period and diligently prosecutes the cure to completion, and the expense reasonably incurred by Landlord in so performing such obligation, together with interest thereon at the Default Interest Rate from the date of such expenditure, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand. Notwithstanding the provisions of this Section 18.2 and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in this Section 18.2 without any notice to Tenant, if, in Landlord's good faith judgment, it would be materially injured by failure to take rapid action, such as a termination of the Ground Lease, or if the unperformed obligation constitutes an emergency that endangers life and/or safety; provided that Landlord shall exercise reasonable efforts to minimize any disruption to Tenant's business in the Premises (to the extent same is permitted by the provisions of this Lease).

Section 18.3 Right to Re-Enter

      Upon the occurrence of an Event of Default, and without any further grace period, demand or notice, Landlord, in addition to all other rights or remedies it may have hereunder or at law, shall have the right thereupon or at any time thereafter to terminate this Lease by giving notice to Tenant stating the date upon which such termination shall be effective, instituting an eviction action or other action in a court of competent jurisdiction and obtaining a writ of possession or other legal writ or process (except in the event where Tenant has vacated or abandoned the Premises, in which case Landlord shall have the right to regain possession of the Premises without initiating such an eviction action) shall, have the right, after any such termination, to re-enter and take possession of the Premises, without being deemed guilty of trespass or constructive eviction or becoming liable for any loss or damage occasioned thereby. Tenant hereby further waives the benefit of state law requiring that Tenant be given three (3) days notice to vacate the Premises upon termination of this Lease or Tenant's right to possession of the Premises, Tenant hereby agreeing that Landlord may institute an eviction proceeding at any time after an Event of Default and without any notice to vacate or other demand for the Premises.

Section 18.4 Right to Re-let

      If Landlord re-enters the Premises as provided in Section 18.3 hereof, or if it takes possession pursuant to legal proceedings, arbitration or otherwise, it may either terminate this Lease or it may, from time to time, without terminating this Lease, make such alterations and repairs as it deems advisable to re-let the Premises, and re-let the Premises or any part thereof for such term or terms (which may extend beyond the Lease Term) and at such rentals and upon such other terms and conditions as shall be commercially reasonable (Landlord hereby agreeing to use commercially reasonable efforts to re-let the Premises); upon each such re-letting all rentals received by Landlord therefrom shall be applied, first, to any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to pay any reasonable costs and expenses of re-letting, including without limitation, reasonable brokers and attorneys' fees and reasonable costs of advertising, alterations and repairs; third, to Rent due hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due hereunder. If rentals received from such re-letting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease, unless a notice of such termination is given by Landlord.

Section 18.5 Damages

      Landlord may, at any time after an Event of Default, terminate this Lease. If Landlord terminates this Lease, in addition to any other remedies it may have, it may accelerate all Rent hereunder, and recover from Tenant, as damages, the sum of all Rent and other indebtedness accrued to the date of such termination, plus, an amount equal to the present value (computed as of the date of any such termination using a discount factor equal to the Default Interest Rate, less two (2%) percent) of the difference between the amount stated in (a) below and the amount stated in (b) below: (a) the total Rent (Minimum Annual Rent (computed in accordance with the last sentence of this Section 18.5) and Percentage Rent (computed in accordance with the last sentence of this Section 18.5) plus Tenant's pro rata share of Real Estate Taxes and Common Area Costs (using the sums due for each such item of Additional Rent during the year of termination as the basis for determining the amount thereof which would have been due each year thereafter for the remaining portion of the Lease Term had it not been terminated)) that would have been due for the remaining portion of the Lease Term (had such Lease Term not been terminated prior to the date of expiration set forth in Section 2.3); and (b) the then fair market rental value of the premises for such period. In determining the Rent payable by Tenant hereunder subsequent to an Event of Default: (i) the Minimum Annual Rent for each Lease Year of the unexpired portion of the Lease Term shall equal the Minimum Annual Rent that Tenant was obligated hereunder to pay during such Lease Year, and (ii) for each Lease Year, Percentage Rent shall equal the average Percentage Rents which Tenant was obligated to pay from the commencement of the Lease Term to the time of default, or during the preceding three (3) full calendar years, which ever period is shorter.

Section 18.6 No Offset

      The covenants to pay Rent and other amounts hereunder are independent covenants and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever, it being understood and acknowledged by Tenant that Tenant's only recourse is to seek an independent action against Landlord.

Section 18.7 Waiver of Rights of Redemption

      To the extent permitted by law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

Section 18.8 Bankruptcy

      (a) Assumption of Lease. In the event Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code ("Code") or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor and as Debtor-in-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:

      1. Cured or provided Landlord "Adequate Assurance" (as defined below) that:

            (i) Within thirty (30) days from the date of such assumption the Trustee or Tenant will cure all monetary defaults under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default, including without limitation, Landlord's reasonable costs, expenses, accrued interest as set forth in Section 4.2 of the Lease, and attorneys' fees incurred as a result of the default;

            (ii) Within sixty (60) days from the date of such assumption the Trustee or Tenant will cure all non-monetary defaults under this Lease; provided, however, if any such default cannot with due diligence be wholly cured within such sixty (60) day period, the Trustee or Tenant shall have such longer period as may be reasonably necessary to cure the default, so long as the Trustee or Tenant proceeds promptly to commence the cure of same within such sixty (60) day period and diligently prosecutes the cure to completion (provided, however, that in the case of any such default that, in Landlord's reasonable judgment, results in or is likely to result in a default by Landlord of any of its obligations under the Ground Lease, the time within which such default may be cured shall expire one hundred eighty days (180) days after the date that Landlord notifies Tenant and the Trustee (if any) of its concern that such default results in or is likely to result in a default by Landlord of any of its obligations under the Ground Lease); and

            (iii) The assumption will be subject to all of the provisions of this Lease.

      2. For purposes of this Section 18.8, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "Adequate Assurance" shall mean:

            (i) The Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

            (ii) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults under this Lease within the time period set forth above; and

            (iii) The Trustee or Tenant at the very least shall deposit a sum, in addition to the Security Deposit, equal to one (1) month's Rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant's future performance under the Lease.

      (b) Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Section 18.8 for the purpose of assigning Tenant's interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee has complied with all of the terms, covenants and conditions of Section 13.1 herein, including, without limitation, those with respect to Additional Rent and the use of the Premises only as permitted in Article VIII herein; Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.

      (c) Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor-in-possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows:

      (1) To perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by Order of the Bankruptcy Court; and

      (2) To pay all monetary obligations required under this Lease, including without limitation, the payment of Minimum Monthly Rent, and such other Additional Rent charges payable hereunder which is considered reasonable compensation for the use and occupancy of the Premises; and

      (3) Provide Landlord a minimum thirty (30) days prior notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Premises, which abandonment shall be deemed a rejection of this Lease; and

      (4) To perform to the benefit of Landlord otherwise required under the Code.

      The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.

      (d) Stipulation. For purposes of this Section 18.8, Landlord and Tenant hereby stipulate and agree that the Project is a shopping center as such term is used in Section 365(b)(3) of the Code.

      (c) Accumulative Rights. The rights, remedies and liabilities of Landlord and Tenant set forth in this Section 18.8 shall be in addition to those which may now or hereafter be accorded, or imposed upon, Landlord and Tenant by the Code.

                                   ARTICLE XIX

                               LANDLORD'S DEFAULT

Section 19.1 Landlord's Default, Defined Notice

      (a) Any of the following occurrences, conditions or acts by Landlord shall constitute a "Landlord Default": (i) Landlord's failure to make any payments of money due Tenant under the express provisions of this Lease within ten (10) days after the receipt of written notice from Tenant that same is overdue (in which event the delinquent amount shall accrue interest at the Default Rate); or (ii) Landlord's failure to perform any other obligation of Landlord under Section 9.1 hereof within thirty (30) days after receipt of written notice from Tenant to Landlord specifying such default and demanding that the same be cured; provided that, if such default cannot with due diligence be wholly cured within such thirty (30) day period, Landlord shall have such longer period as may be reasonably necessary to cure the default, so long as Landlord proceeds promptly to commence the cure of same within such thirty (30) day period and diligently prosecutes the cure to completion.

      (b) Notwithstanding the above, in the event that a default by Landlord under the provisions of Sections 9.1 results in the occurrence of a bona fide emergency, such as a roof leak that is of such a serious nature that if not repaired immediately Tenant will have to close all or a significant part of the Premises for business to the public, Tenant, without the need of serving the above described default notice, may cure such default; provided Tenant promptly provides Landlord with notice of such default and the actions taken by Tenant to cure same.

Section 19.2 Notice to First Mortgagee

      If any Landlord's Mortgagee shall have given written notice to Tenant of the address to which notices to such parties are to be sent, Tenant shall give such parties written notice simultaneously with any notice given to Landlord of any default of Landlord, and if Landlord fails to cure any default asserted in said notice within the time provided above, Tenant shall notify such parties in writing of the failure to cure, and said parties shall have the right but not the obligation, within thirty (30) days after receipt of such second notice, to cure such default before Tenant may take any action by reason of such default. A Landlord's Default shall not be deemed to have occurred until after Tenant has complied with the provisions of this Section 19.2 and the additional notice period contained herein has expired prior to the curing of the alleged default. Notwithstanding the above, in the event of a bona fide emergency, such as a roof leak that is of such a serious nature that if not repaired immediately Tenant will have to close the Premises for business to the public, Tenant, without the need of serving the above described default notices, may cure such default; provided Tenant promptly provides Landlord and Landlord's all Landlord's Mortgagees with notice of such default and the actions taken by Tenant to cure same.

                                   ARTICLE XX

                                   ARBITRATION

      In the event that any dispute shall arise between the parties hereto with respect to this Lease, including, without limitation, a dispute concerning: (a) the amount of Gross Sales generated in any Fiscal Year, (b) Tenant's pro rata share of Real Estate Taxes, (c) Tenant s pro rata share of Landlord s Common Area Costs, (d) the occurrence of an Event of Default, or (e) the occurrence of a Landlord's Default, and such dispute is not resolved to the satisfaction of both parties hereto within twenty (20) days after either of the parties shall notify the other in writing of its desire to arbitrate the dispute (the "Arbitration Notice"), then the dispute shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrators shall be binding, final and conclusive on the parties, except that errors of law shall be subject to appeal. Unless the parties otherwise agree, such arbitration proceedings shall be conducted in Houston, Texas.

      Within twenty-five (25) days after the service of the Arbitration Notice, each party shall appoint an impartial person as an arbitrator who shall have had at least ten (10) years' recent experience in the Greater Metropolitan Houston area in a calling connected with the subject matter of the dispute. Such appointment shall be signed in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree within thirty
(30) days after the appointment of the second arbitrator upon the matter so submitted, shall appoint a third arbitrator. If either party shall fail to appoint an arbitrator as aforesaid for a period of twenty-five (25) days after service of the Arbitration Notice, then the arbitrator appointed by the party having made such appointment shall appoint a second arbitrator and the two so appointed shall, in the event of their failure to agree upon any decision within thirty (30) days thereafter, appoint a third arbitrator. If such arbitrators fail to agree upon a third arbitrator within forty-five (45) days after appointment of the second arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years' recent experience in the State of Texas in a calling connected with the subject matter of the dispute. The fees of all arbitrators and the expenses incident to the proceedings shall be borne by the losing party. The reasonable fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall also be paid by the losing party.

      The decision of the arbitrators shall be rendered within thirty (30) days after appointment of the third arbitrator, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining.

      If a dispute shall be submitted to arbitration, notice of appointment of the arbitrators shall be given to the Tenant Mortgagee who prior thereto shall have given Landlord a notice specifying the name and address of the Tenant Mortgagee who shall then have the right to participate in the arbitration proceedings; provided, however, that in the case of the Tenant Mortgagee such participation shall be in association with Tenant and shall neither be deemed to entitle the Tenant Mortgagee to participate in the appointment of Tenant's arbitrator nor to appoint an additional arbitrator nor to enlarge Tenant's rights in such arbitration proceeding.

      If a dispute shall be submitted to arbitration, notice of appointment of the arbitrators shall be given to the Landlord s Mortgagee who prior thereto shall have given Tenant a notice specifying the name and address of the Landlord s Mortgagee who shall then have the right to participate in the arbitration proceedings; provided, however, that in the case of the Landlord s Mortgagee such participation shall be in association with Landlord and shall neither be deemed to entitle the Landlord's Mortgagee to participate in the appointment of Landlord's arbitrator nor to appoint an additional arbitrator nor to enlarge Landlord's rights in such arbitration proceeding.

      In the event that the City becomes the Landlord hereunder by reason of an exercise of any remedy under the Ground Lease following a default or breach by Landlord under the Ground Lease, or by reason of a voluntary or involuntary termination of the Ground Lease as a result of a default or breach by Landlord under the Ground Lease, the provisions of this Article XX shall not apply to any dispute that may arise under this Lease between the City, as landlord hereunder, and Tenant. In such event, all disputes to be resolved by arbitration will, instead, unless Tenant and the City otherwise mutually agree, be resolved by appropriate judicial proceedings, and any reference in this Lease to a decision or determination by arbitration or pursuant to this Article XX, will be thereafter deemed to be a reference to a final and non-appealable judgment by a court of final jurisdiction with respect to the matter.


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

                                   ARTICLE XXI

                                TENANT'S PROPERTY

Section 21.1 Taxes on Leasehold

      Tenant shall be responsible for and shall pay before delinquent all municipal, county, federal or state taxes whether enacted now or in the future coming due during or after the Lease Term against Tenant's interest in this Lease or against personal property of any kind owned or placed in, upon or about the Premises by Tenant.

Section 21.2 Excluded Personal Property

      Landlord hereby waives any Landlord's lien, express or implied, statutory or contractual, that it may have on the Excluded Personal Property.

                                  ARTICLE XXII

                               ACCESS BY LANDLORD

      Tenant shall permit the City, Landlord and the authorized representatives of each to inspect the Premises during usual business hours after giving reasonable prior notice as long as such inspection shall not interfere with any business being conducted on the Premises. Except in the case of an emergency, forty-eight (48) hours will be deemed to be reasonable notice. Subject to the provisions of the two previous sentences, Landlord, its agents and employees shall have the right to enter the Premises from time to time at reasonable times to examine the same, show them to prospective purchasers and other persons, and make such repairs to the Premises and/or the Project as Landlord is required to make hereunder and the City, its agents and employees shall have the right, after reasonable advance notice, to enter the Premises to the extent necessary for maintenance, repair, or utility purposes related to the Garage (as that term is defined in the Ground Lease) or surrounding City properties. When doing any work in the Premises, Landlord (and the City) shall do so in a manner that does not disrupt Tenant's business in the Premises. In connection with any entry by Landlord, Landlord shall reimburse Tenant for all actual costs incurred by Tenant in connection with repairing any damage to the Premises caused by such entry. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise expressly provided in this Lease.

                                  ARTICLE XXIII

                            HOLDING OVER, SUCCESSORS

Section 23.1 Holding Over

      If Tenant holds over or occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to the greater of (a) one hundred and fifty percent (150%) of the Minimum Monthly Rent divided by thirty (30), or (b) Minimum Annual Rent plus Percentage Rent prorated divided by three hundred sixty five (365), plus, whichever of (a) or (b) is applicable, a pro rata portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. If Tenant holds over with or without Landlord's written consent, Tenant shall occupy the Premises on a tenancy at sufferance but all other terms and provisions of this Lease shall be applicable to such period.

Section 23.2 Successors

      All rights and liabilities herein given to or imposed upon the respective parties hereto shall bind and inure to the several respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one (1) person, they shall be bound jointly and severally by this Lease except that no rights shall inure to the benefit of any assignee or subtenant of Tenant except as provided in Section 13.1 hereof. Landlord, at any time and from time to time, may make an assignment of all of its interest in this Lease, in the event of such assignment, Landlord and its successors and assigns (other than the assignee of Landlord's interest in this Lease) shall be released from any and all liability thereafter accruing hereunder. Nothing set forth in this
Section 23.2 shall be deemed to alter the provisions contained elsewhere in this Lease limiting the right of Tenant to assign or sublet.

                                  ARTICLE XXIV

                 QUIET ENJOYMENT AND OTHER COVENANTS OF LANDLORD

Section 24.1 Quiet Enjoyment.

      If Tenant pays the rents and other amounts herein provided, observes and performs all the covenants, terms and conditions hereof, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by any person, subject, nevertheless, to the terms and conditions of this Lease.

Section 24.2 Title and Condition.

      Landlord covenants and warrants that (i) Landlord is the holder of the "tenant's" interest in the Ground Lease, with (ii) the right to execute this Lease and to perform its obligations under this Lease and lease the Premises to Tenant, subject only to (a) existing encumbrances of record and (b) such zoning rules, restrictions, regulations, resolutions, ordinances, and building restrictions and governmental regulations (zoning and building regulations) now or hereafter in effect with respect to the Premises. No existing encumbrance of record or currently applicable zoning or building regulations or, to the best of Landlord's knowledge, any currently proposed zoning or building regulations, when effective, restrict: (i) Landlord's right to execute and to perform its obligations under this Lease; or (ii) Tenant's Intended Use of the Premises.

                                   ARTICLE XXV

                                  MISCELLANEOUS

Section 25.1 Waiver

      No waiver by Landlord or Tenant of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant or condition. The acceptance of Rent by Landlord shall not be deemed a waiver of any earlier breach by Tenant of any term, covenant or condition hereof, regardless of Landlord's knowledge of such breach when such Rent is accepted. No covenant, term or condition of this Lease shall be deemed waiver by Landlord or Tenant unless waived in writing.

Section 25.2 Accord and Satisfaction

      Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder and Landlord's right to pursue any other available remedy.

Section 25.3 Entire Agreement

      This Lease (and its exhibits) supercedes all prior discussions, negotiations, representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing, signed by them.

Section 25.4 No Partnership

      Landlord does not, in any way or for any purpose, become a partner, employer, principal master, agent or joint venturer of or with Tenant.

Section 25.5 Force Majeure

      (a) If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease (collectively a Force Majeure), the period for the performance of any such act shall be extended for a period equivalent to the period of such delay (and if as a result of such delay (provided such delay was not caused by the other party), the other party hereto is delayed or hindered in or prevented from the performance of any act required hereunder, the period for the performance of any such act shall be extended for a period equivalent to the period of such additional delay). Notwithstanding the foregoing, the provisions of this Section 25.5 shall at no time operate to excuse Tenant from any obligations for payment of Minimum Annual Rent, Percentage Rent, Additional Rent or any other payments required by the terms of this Lease when the same are due, and all such amounts shall be paid when due, provided, however, that an event of force majeure may have the effect of delaying the Required Completion Date and thereby delaying the date on which the obligation to pay Rent begins and/or extending a period during which Tenant is entitled to an abatement of Rent.

      (b) Notwithstanding the above, in order to claim that a Force Majeure has caused a delay that would excuse performance hereunder, the party claiming such Force Majeure shall give the other party notice of the occurrence of such Force Majeure within twenty (20) days of the date the party claiming a delay as a result of a Force Majeure first becomes aware of, or should have become aware of, the occurrence of such Force Majeure.

Section 25.6 Modification of Project

      (a) Subject to the limitations contained in Section 5.1 hereof, Landlord or its designee reserves the right to change or modify and add to or subtract from the size and dimensions of the Project or any part thereof (but not the Premises), the number, location and dimensions of buildings, the size and configuration of the parking areas, entrances, exits and parking aisle alignments, dimensions of hallways, malls and corridors, the number of floors in any building, the location, size and number of tenants' spaces and kiosks which may be erected in or fronting on any building or otherwise, the identity, type and location of other businesses and tenants, and the size, shape, location and arrangement of the Common Areas, and to design and decorate any portion of the Property as it desires, provided that the location and size of the Premises shall not be changed.

      (b) Tenant recognizes that the structure located above Bagby Street that is adjacent to the Premises may be removed during the Lease Term and that such removal may be disruptive to Tenant's normal operations in the Premises. Tenant consents to such removal and shall cooperate with the City and Landlord in connection with such removal. Landlord shall use its best efforts to minimize any unreasonable disruption to Tenant's normal operations in the Premises during such removal and shall, indemnify and defend Tenant from any loss that Tenant may actually suffer as a result of any material disruption to Tenant's normal operations in the Premises. (Tenant recognizes and agrees that in the event that the City were to become Landlord hereunder as a result of a termination of the Ground Lease, the indemnity provision contained in this Subsection 25.6 (b) shall not apply to the City.)

      (c) When exercising its rights hereunder, Landlord shall do so in a manner that does not materially adversely affect: (i) pedestrian access to the Premises; or (ii) Tenant's signage rights hereunder.

Section 25.7 Notices

      All notices from Tenant to Landlord required or permitted by any provision of this agreement shall be directed to Landlord as follows:

             500 Texas Avenue Limited Partnership
             c/o The Cordish Company
             300 Water Street
             Baltimore, Maryland 21202

      All notices from Landlord to Tenant required or permitted hereunder shall be directed as follows, namely:

             Bayou Place Performance Hall General Partnership
             c/o Pace Bayou Place, Inc.
             515 Post Oak Boulevard, Suite 300
             Houston, Texas 77027
             Attention: Mr. Jeffry B. Lewis

      With a copy to:

             Michael F. Rogers, Esquire
             Gardere Wynne Sewell & Riggs, L.L.P.
             Three Allen Center
             333 Clay Avenue, Suite 800
             Houston, Texas 77002-4086

      All notices to be given hereunder by either party shall be written and sent by registered or certified mail, return receipt requested, postage pre-paid or by an express mail delivery service, addressed to the party intended to be notified at the address set forth above. Either party may, at any time, or from time to time, notify the other in writing of a substitute address for that above set forth, and thereafter notices shall be directed to such substitute address. Notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date received, as evidenced by the return receipt of the registered or certified mail or the express mail delivery receipt, as the case may be. A duplicate copy of all notices from Tenant shall be sent to any Landlord's Mortgagee as provided for in Section 19.3.

Section 25.8 Captions and Section Numbers

      This Lease shall be construed without reference to titles of Articles and Sections, which are inserted only for convenience of reference.

Section 25.9 Landlord's Liability

      In no event shall Landlord, including any successor or assignee of all or any portion of Landlord's interest in the Project, be personally liable or accountable with respect to any provision of this Lease. If Landlord shall be in breach or default with respect to any obligation hereunder or otherwise, Tenant agrees to look for satisfaction solely to the equity of Landlord in the Project. The liability of Landlord hereunder shall in no event exceed the amount of such equity and no other assets of Landlord (or any partners, stockholders or officers of Landlord) shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies. In the event Landlord transfers this Lease, other than as security for a mortgage, deed or trust or loan, upon such transfer and acceptance by the transferee, Landlord (and, in case of any subsequent transfers or conveyances, the then grantor) shall be relieved from all liability and obligations hereunder arising after such transfer (however the transferor shall not be relieved from all liability hereunder to Tenant that arose before such transfer).

Section 25.10 Interpretation

      This Lease shall be interpreted in such a manner that is consistent with the Ground Lease.

Section 25.11 Third Party Beneficiary

      With the exception of express rights granted to the City herein, nothing contained in this Lease shall be construed to confer upon any other party the rights of a third party beneficiary.

Section 25.12 Compliance with Laws

      Notwithstanding anything to the contrary contained in this Lease, no provision of this Lease shall be construed to require a party hereto to comply with any Applicable Law during the period that such party may be pursing a bona fide challenge of the applicability, lawfulness and/or enforceability of such Applicable Law. If such party's challenge is successful, such party shall not be required by the provisions of this Lease to comply with such Applicable Law.

Section 25.13 Trial by Jury

      Landlord and Tenant do hereby waive trial by jury in any action, suit, proceeding, and/or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, and/or statutory remedy.

Section 25.14 Attorney's Fees.

      If either Landlord or Tenant brings suit or other legal proceedings to enforce the provisions of this Lease against the other, then the party prevailing in such suit shall be reimbursed by the other for all reasonable attorneys' fees and litigation costs incurred by the prevailing party in connection with such suit or proceeding.

Section 25.15 No Broker

      Tenant and Landlord each covenants, represents and represents to the other that it has dealt with any broker or agent in connection with this Lease. Each party hereby indemnifies and saves the other harmless against and from all costs, expenses, damages and liabilities, including, without limitation, reasonable attorneys' fees and expenses, arising from any claims for brokerage commissions, finder's fees or other compensation arising by reason of any breach of the foregoing covenant, warranty and representation.

Section 25.16 Tenant Election in Event of Termination by City.

In the event that the City has the right to terminate this Lease pursuant to
Section 8.1 (c) of the Ground Lease and this Lease is subsequently terminated by the City pursuant to Section 8.1 (c) of the Ground Lease, Tenant hereby elects to receive as damages the appraised value of the leasehold interest of Tenant in the Premises.

      IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.

WITNESS/ATTEST:                     500 TEXAS AVENUE LIMITED PARTNERSHIP, a
                                    Maryland Limited Partnership

                                    By: THE CORDISH COMPANY, its General Partner

/s/ [Illegible]                     By: /s/ Charles F. Jacobs             (SEAL)
-------------------------               ----------------------------------------
                                    Name: Charles F. Jacobs
                                    Title: Vice President



                                    BAYOU PLACE PERFORMANCE HALL GENERAL
                                    PARTNERSHIP, a Texas general partnership,


                                    By: Pace Bayou Place, Inc., a Texas
                                    corporation, its managing general partner,

/s/ [Illegible]                     By: /s/ Rodney Eckerman               (SEAL)
-------------------------               ----------------------------------------
Secretary                           Name: Rodney Eckerman
                                    Title: President

                                   EXHIBIT "A"

                                    Site Plan

                               [GRAPHIC OMITTED]

                       EXHIBIT "A" PAGE 1 0F 3 - 1ST FLOOR

                                  CONTROL AREA

                               [GRAPHIC OMITTED]

                             EXHIBIT "A" PAGE 2 OF 3

                                    2ND FLOOR

                                [GRAPHIC OMITTED]

                             EXHIBIT "A" PAGE 3 OF 3

                                  STORAGE AREA

                                   EXHIBIT "B"

                                LEGAL DESCRIPTION

[ILLEGIBLE] Houston, Texas, and [ILLEGIBLE] all of City Block 64, [ILLEGIBLE] described in deed and recorded in the Official Public Records of Real Property, of Harris County under County Clerk's File No. B440365, Film Code No. ###-##-####, and a portion of City Block 63, as described in deeds and recorded under County Clerk's File No. B653159, Film Code No. 085-09-0885, County clerk's File No. B567589, Film Code No. 076-13-0214, County Clerk's File No. B455966, Film Code No. 065-03-0267, County Clerk's File No. B589150, Film Code No. ###-##-####, and Volume 4105, Page 139, of the Harris County Deed Records, and a portion of Brazos and Capitol Streets, based on a width of 80.00 feet; said
3.306 acre tract being more particularly described by metes and bounds as follows:

Commencing at a 3/4-inch iron rod, being City of Houston Reference Monument No. 242 in the intersection of Bagby Street, width varies, and Capitol Street, based on a width of 80.00 feet, from which City of Houston Reference Monument No. 15 bears S 17(degrees) 08' 11" E, a distance of 990.31 feet;

THENCE, S 68(degrees) 14' 18" E, a distance of 70.15 feet to a point in the easterly right-of-way line of Bagby Street and being the POINT OF BEGINNING of the herein described tract;

THENCE, N 32(degrees) 51' 32" E, along the easterly right-of-way line of Bagby Street, at a distance of 26.49 feet passing the southwesterly line of City Block 63, and continuing a total distance of 278.20 feet to a point for the intersection with the southerly right-of-way line of Texas Avenue, based on a width of 100.00 feet;

THENCE, S 57(degrees) 08' 11" E, along the southerly right-of-way line of Texas Avenue, a distance of 551.43 feet to a point for the intersection with the westerly right-of-way line of Smith Street, based on a width of 80 feet, and being the northeast corner of City Block 64;

THENCE, S 32(degrees) 52' 15" W, along the westerly right-of-way line of Smith Street, a distance of 251.71 feet to a point for the intersection with the northerly right-of-way line of Capitol Street, and being the southeast corner of City Block 64;

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

1. All deliveries are to be made to designated service or receiving areas. Landlord shall have the right, from time to time, for a bona fide reason, to prohibit deliveries during certain hours of each day and Tenant shall endeavor to abide by such restrictions.

2. Tractor trailers or other vehicle, shall not have the right to park on the Property. Tractor trailers are to be removed from the loading areas after unloading. No parking or storing of such trailers will be permitted in the Project.

3. Except for small parcel packages, no deliveries will be permitted through the public common areas of the Project, unless Tenant does not have a rear service door. In such event, prior arrangements must be made with the Project's general manager for delivery. Merchandise being received shall immediately be moved into Tenant's Premises and not be left in the service or receiving areas.

4. Tenant is responsible for storage and removal of its trash, refuse and garbage. When removing such trash, refuse and garbage, Tenant shall not stain or soil any part of the Project. Tenant shall use reasonable efforts to prevent the disposal of the following items in drains, sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins; tea bags; cooking fats; cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naphtha, kerosene, lubricating oils); paint products (thinner, brushes); or any other item which the same are not designated to receive. All portions of the Premises, including vestibules, entrances and returns, doors, fixtures, windows and plate glass, shall be maintained in a safe, neat and clean condition. Landlord may set the hours during which trash, refuse and garbage may be removed from the Premises.

6. Tenant shall not permit or suffer merchandise of any kind at any time to be placed, exhibited or displayed outside its Premises, nor, except as expressly permitted hereunder, shall Tenant use the exterior sidewalks or exterior walkways of its Premises to display, store or place any merchandise. No sale of merchandise by tent sale, truck load sale or the like, shall be permitted on the common areas.

7. Tenant shall not permit or suffer any portion of the Premises to be used for lodging purposes.

                                   EXHIBIT "D"

                        FORM OF NON-DISTURBANCE AGREEMENT

RECORDING REQUESTED BY AND
WHEN RECORDED PLEASE RETURN TO:

MICHAEL F. ROGERS, ESQUIRE
GARDERE WYNNE SEWELL & RIGGS, L.L.P.
333 CLAY AVENUE, SUITE 800
HOUSTON, TEXAS 77002-4086

                      CONSENT TO SUBLEASE AND SUBORDINATION
                    NON-DISTURBANCE, AND ATTORNMENT AGREEMENT

      THIS CONSENT TO SUBLEASE AND SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement"), is entered into as of the __ day of June, 1997, by and among the CITY OF HOUSTON, TEXAS, a Texas municipal corporation and Home Rule City, as landlord ("City"), 500 TEXAS AVENUE LIMITED PARTNERSHIP, a Maryland limited partnership, as sub-landlord ("Landlord") or ("TALP"), having an office at c/o The Cordish Company, 300 Water Street, Baltimore, Maryland 21202, corporation, and BAYOU PLACE PERFORMANCE HALL GENERAL PARTNERSHIP, a Texas general partnership, as subtenant ("Subtenant") or ("BPPHGP"), having an office at 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027.

                                   WITNESSETH:

      WHEREAS, pursuant to a Lease and Development Agreement, dated as of November 8, 1991, between the City, as landlord, and Landlord, as tenant, as amended by a First Amendment to Lease and Development Agreement, dated May 24, 1996 and a Second Amendment to Lease and Development Agreement and Angelika Parking Rights Agreement, dated April 28, 1997 such Lease and Development Agreement, as so amended, is hereinafter referred to as the Ground Lease), the City demised to Landlord, and Landlord leased from the City, the real property described on Exhibit A hereto (the "Land"), the improvements located thereon and certain other interests, as specified therein, (the Land and such improvements and interests being herein referred to collectively as the "Premises");

      WHEREAS, Landlord and Tenant have entered into a Lease, dated June __, 1997 of a portion of the Premises, a copy of which the City acknowledged having received (the "Sublease"); and

      WHEREAS, pursuant to Section 12.3 (c) of the Sublease, Landlord is obligated to use its good faith efforts to obtain this Agreement from the City, and thereby provide to Tenant the protections and other benefits set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable considerations, the parties agree as follows:

      1. REPRESENTATIONS

      TALP and BPPHGP hereby warrant and represent unto the City that each of the following statements is true, correct and complete:

      (a) TALP and BPPHGP have delivered to the City a true, correct and complete copy of the Sublease and all exhibits and schedules thereto, all as executed by the parties thereto; and

      (b) The Sublease is in full force and effect and has not been modified or amended.

      2. SUBORDINATION

      Landlord and Tenant hereby confirm that the Sublease is subordinate to the Ground Lease.

      3. NON-DISTURBANCE AND ATTORNMENT

      (a) The City agrees that the City, as the landlord under the Ground Lease, shall not disturb the Tenant's possession of the Premises for any reason other than one which would entitle the Landlord to terminate the Sublease under the terms of the Sublease. If for any reason the City shall become the Landlord under the Sublease by reason of the termination of the Ground Lease or otherwise, Tenant, as tenant, shall be bound to the City under all of the terms, covenants and conditions of the Sublease and Section 8.1 (c) of the Ground Lease for the balance of the term thereof remaining with the same force and effect as if City were the Landlord under the Sublease, and Tenant does hereby covenant to pay rent and attorn to City as its Landlord, said agreement to pay rent and attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon City becoming the Landlord under the Sublease by reason of the Ground Lease being terminated or otherwise.

      (b) Landlord hereby irrevocably designates the Sublease as a "TALP Tenant Lease" pursuant to the terms of Section 8.1(c) of the Ground Lease and the City hereby acknowledges such designation. Landlord and the City represent and warrant that as a consequence of the designation of the Sublease as a "TALP Tenant Lease", the Sublease is subject to the protections of Section 8.1 (c) of the Ground Lease and that the Sublease is not subject to termination under
Section 8.1 (b) of the Ground Lease in the event the Ground Lease is terminated and the City determines not to operate the Premises. Further, the City acknowledges that Section 25.16 of the

Sublease contains the election required of Tenant pursuant to Section 8.1 (c) of the Ground Lease.

      (c) In the event that the City becomes the "Landlord" under the Sublease by reason of an exercise of any remedy under the Ground Lease following a default or breach by Landlord under the Ground Lease, or by reason of a voluntary or involuntary termination of the Ground Lease as a result of a default or breach by Landlord under the Ground Lease, the City shall not be bound by (i) any rent, prepaid charges, or other sums which Tenant might have paid for more than the then current month to any prior Landlord under the Sublease, (ii) any waiver of forbearance on the part of any prior Landlord under the Sublease, or (iii) any modification of the Sublease; unless, in each circumstance, any such matters have been previously approved in writing by the City; nor shall the City be liable for any previous act or omission of any prior Landlord under the Sublease, be subject to any offset, defenses or counterclaims which have accrued to Tenant against said prior Landlord, or be bound by any guaranty of work performed by or for the prior Landlord in construction of Landlord's Work or any express or implied warranty of workmanship, materials, or habitability.

      (d) Subject to all the terms and conditions of this Agreement, the City hereby grants its approval of the Sublease.

      4. DERIVATIVE RIGHTS

      The parties acknowledge and agree that this Agreement in no respect amends or modifies the Ground Lease or waives the City's rights thereunder; that the rights of Tenant under the Sublease are derivative of the rights of TALP under the Ground Lease; and that in no event can the rights of Tenant be greater than the rights of TALP under the Ground Lease as so derived through TALP. In this regard, and without limitation, the property that is the subject of the Sublease is intended to be a portion of the Premises as defined in the Ground Lease. Tenant's quiet enjoyment is thereby subject to the terms of the Sublease, the Ground Lease and this Agreement. To the extent of any discrepancy in the description of characterization used in the Sublease with regard to the portion of the Premises covered by the Sublease, the rights of Tenant in the Garage or other matters covered by the Ground Lease, it is agreed that, subject to this Agreement, the Ground Lease shall control. If the Ground lease is terminated, the Sublease shall continue, subject to its terms and the terms of this Agreement.

      5. CITY AS LANDLORD

      So long as the City has not become the Landlord under the Sublease, it shall have no obligations under the Sublease nor any of the obligations of the Landlord, as same is defined in the Sublease. If the City becomes the "Landlord" under the Sublease by reason of an exercise of any remedy under the Ground Lease


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

following a default or breach by Landlord under the Ground Lease, or by reason of a voluntary or involuntary termination of the Ground Lease as a result of a default or breach by Landlord under the Ground Lease, as to the Sublease, the parties agree that so long as the City continues as the Landlord:

      (a) The City shall have no obligation to perform, but at its sole election may elect to perform, any of the Landlord's Work as described in Section 3.1 of the Sublease.

      (b) The City shall have no obligation to correct any defects in Landlord's Work.

      (c) The City shall have no obligation to honor the provisions of Section
5.1 of the Sublease, but at its sole election may elect to do so.

      (d) The City shall have no obligation to expend any sums pursuant to
Section 6.1 of the Sublease, but at its sole election may elect to do so.

      (e) Notwithstanding the provisions of Subsection 8.1 (c) of the Sublease, the City shall have no obligation to assist Tenant with any effort of Tenant to obtain a liquor license for Tenant's business in the Premises.

      (f) The City shall have no obligation to comply with or honor the use restrictions contained in Section 8.2 of the Sublease.

      (g) The City shall have no obligation to repair, restore, or rebuild all or any part of the Project (as that term is defined in the Lease) in the event of a casualty or condemnation, but at its sole election, the City may elect to do so.

      (h) The City shall have no obligation to expend any sums pursuant to
Section 9.1 of the Sublease, but at its sole election may elect to do so.

      (i) Notwithstanding the provisions of Section 11.2 of the Sublease, the City shall not be deemed to release and discharge any other party from all claims and liabilities and does not waive any right to subrogation against any party.

      (j) The City shall not be obligated to comply with the provisions of
Section 11.7 of the Sublease, but at its sole election may elect to do so.

      (k) The City shall have no obligation to expend any sums pursuant to the Sublease, unless expressly authorized by City Council to do so.

      (l) The City shall not be obligated to honor any of the indemnity obligations of Landlord contained in the Sublease.

      (m) The City shall not be obligated to honor the provisions of Sections
25.13 and 25.14 of the Sublease.

      (n) The City shall not be obligated to arbitrate any disputes that may arise under or in connection with the Sublease, but at its sole election may elect to do so.

      6. SUBLEASES

      Subject to the provisions of Section 3 (c) hereof, pursuant to Article XII of the Sublease, if the City becomes the landlord under any sublease, the City shall not be bound by (i) any rent, which any tenant might have paid for more than the then current month to any prior landlord under any sublease; (ii) any security deposit, cleaning deposit or other prepaid charge which any tenant might have paid in advance to any prior landlord under any sublease, (iii) any waiver or forbearance on the part of any prior landlord under any sublease; nor shall the City be liable for any previous act or omission of any prior landlord under any sublease, be subject to any offset, defenses or counterclaims which have accrued to any tenant against said prior landlord, or be bound by any guaranty of work performed by or for the prior landlord in construction of tenant improvements or any express or implied warranty of workmanship, materials, or habitability. Tenant acknowledges and agrees to the terms of this
Section 6 and Tenant agrees to include the terms of this Section 6 in each of its subleases.

      7. ENTERTAINMENT SCHEDULE

      Tenant hereby agrees to provide a copy of its entertainment schedule to the City as such schedule becomes known to Tenant. Tenant agrees that the City may circulate Tenant's entertainment schedule and publicize the schedule in such manner as the City deems appropriate.

      8. NOTICES

      TALP hereby agrees to orally notify the City of any material defaults of Tenant under the Sublease and agrees that the City may review, at TALP's offices, any notices of such material defaults sent by TALP to Tenant.

      9. MISCELLANEOUS

      (a) Any notice, demand, consent, approval, direction, agreement or other communication (any "Notice") required or permitted hereunder shall be given in the manner required under the Ground Lease and shall be addressed to the parties hereto at their respective addresses as set forth in the Ground Lease or the Sublease.

      (b) This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective successors and assigns.

      (c) The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Agreement, nor in any way affect this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST/SEAL:                           Landlord:

                                       500 TEXAS AVENUE LIMITED
                                       PARTNERSHIP, a Maryland
                                       limited partnership,

                                       By: The Cordish Company, a
                                       Maryland corporation, its
                                       general partner,

___________________________            By: _________________________________
                                           Name:
                                           Title:

                                       Tenant:

                                       BAYOU PLACE PERFORMANCE HALL
                                       GENERAL PARTNERSHIP, a Texas
                                       general partnership,

                                       By: Pace Bayou Place, Inc., a
                                           Texas corporation, its managing
                                           general partner,

___________________________            By: _____________________________________
                                           Name:
                                           Title:

                                       City:

                                       THE CITY OF HOUSTON, TEXAS,


___________________________            By: _____________________________________
City Secretary                             Director, Convention and
                                           Entertainment Facilities
                                           Department

                                       APPROVED AS TO FORM:


                                       _________________________________________
                                       Sr. Assistant City Attorney
                                       L.D. File No.

                                       DATE OF COUNTERSIGNATURE:


                                       _________________________________________


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